Execution Version

CREDIT AND SECURITY AGREEMENT

DATED AS OF APRIL 12, 2017

AMONG

TEMPUR SEALY RECEIVABLES, LLC, AS THE BORROWER,

TEMPUR SEALY INTERNATIONAL, INC., AS THE MASTER SERVICER,

AND

WELLS FARGO BANK, NATIONAL ASSOCIATION, AS THE LENDER

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TABLE OF CONTENTS
PAGE
ARTICLE I. THE FACILITY    1
Section 1.1.The Commitment    1
Section 1.2.Requesting Loans    1
Section 1.3.Reductions    1
Section 1.4.Payment Requirements    2
Section 1.5.Deemed Collections    2
Section 1.6.Interest    2
Section 1.7.Suspension of LMIR    2
Section 1.8.Designated Funding Offices    3
Section 1.9.Taxes    3
ARTICLE II. PAYMENTS AND COLLECTIONS    6
Section 2.1.Collections During the Revolving Period    6
Section 2.2.Collections During the Liquidation Period    7
Section 2.3.Payment Rescission    7
ARTICLE III. REPRESENTATIONS AND WARRANTIES    8
Section 3.1.Representations and Warranties of the Borrower    8
Section 3.2.Representations and Warranties of the Master Servicer    11
ARTICLE IV. CONDITIONS OF LOANS    15
Section 4.1.Conditions Precedent to Initial Loan    15
Section 4.2.Conditions Precedent to All Loans    15
ARTICLE V. COVENANTS    16
Section 5.1.Affirmative Covenants of the Borrower and the Master Servicer    16
Section 5.2.Negative Covenants of Loan Parties    23
ARTICLE VI. ADMINISTRATION AND COLLECTION    25
Section 6.1.Designation of the Master Servicer    25
Section 6.2.Duties of the Master Servicer    25
Section 6.3.Collection Accounts    26
Section 6.4.Collection Notices    27
Section 6.5.Responsibilities of the Borrower    27
Section 6.6.Reports    27
Section 6.7.Servicing Fees    27
ARTICLE VII. FACILITY TERMINATION EVENTS    28
Section 7.1.Facility Termination Events    28
Section 7.2.Remedies    30
ARTICLE VIII. INDEMNIFICATION    31
Section 8.1.Indemnities by the Borrower    31
Section 8.2.Indemnities by the Master Servicer    34
Section 8.3.Costs and Expenses    35
ARTICLE IX. [RESERVED]    36

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Credit and Security Agreement

ARTICLE X. ASSIGNMENTS; PARTICIPATIONS    36
Section 10.1.Successors and Assigns    36
ARTICLE XI. GRANT OF SECURITY INTEREST    37
Section 11.1.Grant of Security Interest    37
ARTICLE XII. MISCELLANEOUS    38
Section 12.1.Waivers and Amendments    38
Section 12.2.Notices    38
Section 12.3.Setoff    38
Section 12.4.Protection of Security Interests    39
Section 12.5.Confidentiality    39
Section 12.6.Power of Attorney    40
Section 12.7.Limitation of Liability    41
Section 12.8.CHOICE OF LAW    41
Section 12.9.CONSENT TO JURISDICTION    41
Section 12.10.WAIVER OF JURY TRIAL    42
Section 12.11.Integration; Binding Effect; Survival of Terms    42
Section 12.12.Counterparts; Severability; Section References    42
Section 12.13.Patriot Act    42

EXHIBITS AND SCHEDULES
Exhibit I            Definitions

Exhibit II	Borrower’s Chief Executive Office, Records Locations, Federal Taxpayer ID Number and Organizational ID Number
Exhibit III        Lock-Boxes and Collection Accounts
Exhibit IV        Credit and Collection Policy
Exhibit V        Form of Interim Report
Exhibit VI        Form of Monthly Report
Exhibit VII        Form of Performance Undertaking

Schedule A        Commitment
Schedule B        Closing Documents

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Execution Version

CREDIT AND SECURITY AGREEMENT
THIS CREDIT AND SECURITY AGREEMENT dated as of April 12, 2017, is among:
(a)    Tempur Sealy Receivables, LLC, a Delaware limited liability company (the “Borrower”),
(b)    Tempur Sealy International, Inc., a Delaware corporation (“TPX”), as initial Master Servicer, and
(c)    Wells Fargo Bank, National Association, a national banking association (“Wells Fargo” or the “Lender”).
Unless defined elsewhere herein, capitalized terms used in this Agreement shall have the meanings assigned to such terms in Exhibit I.
PRELIMINARY STATEMENTS
The Borrower desires to borrow from the Lender from time to time.
On the terms and subject to the conditions set forth herein, the Lender severally agrees to make Loans to the Borrower from time to time in accordance with the terms hereof.

Performance Undertaking

Article I.

THE FACILITY
Section 1.1.    The Commitment. On the terms and subject to the conditions set forth in this Agreement, including the conditions set forth in Article IV: (a) From time to time during the Revolving Period, Borrower may request Loans in accordance with Section 1.2, and (b) the Lender agrees to make Loans in the Principal amount requested on the applicable Borrowing Date; provided that (i) the Aggregate Principal at any one time outstanding may not exceed the lesser of (A) the amount of the Commitment, and (B) the Borrowing Base. The Commitment will automatically terminate on the Facility Termination Date.
Section 1.2.    Requesting Loans. If, on any Business Day during the Revolving Period, there is Borrowing Availability, Borrower may request an Incremental Loan by entering the desired amount of Principal of such Incremental Loan (which shall be not less than $250,000 or a larger integral multiple of $50,000) on-line in the Lender’s electronic “C.E.O.” portal by 12:00 noon (New York City time) on the proposed Borrowing Date. The initial Loan shall be subject to Section 4.1 hereof, and all Loans (including the initial Loan and each Rollover Loan) shall be subject to Section 4.2 hereof. Each such request shall be irrevocable. On the Borrowing Date of each Incremental Loan, upon satisfaction of the applicable conditions precedent set forth in Article IV, the Lender shall initiate a wire transfer to the Facility Account, in immediately available funds, no later than 3:00 p.m. (New York City time), of an amount equal to the requested Principal.
Section 1.3.    Reductions. (a) If, on any Business Day, a Responsible Employee of Borrower determines or is advised that an Overadvance exists, Borrower shall notify the Lender by telephone or Email, and Borrower shall pay to the Lender’s Account within two (2) Business Days thereafter (such date, a “Proposed Reduction Date”), an amount to be applied to reduce the Aggregate Principal such that after giving effect to such payment, no Overadvance exists and is continuing.
(b) If, on any Business Day, Borrower wishes to make a voluntary reduction in the Aggregate Principal, Borrower shall notify the Lender by telephone or Email and wire transfer in immediately available funds the amount of Principal to be reduced which shall not be less than $1,000,000 or a larger integral multiple of $500,000 (each, an “Aggregate Reduction”).
(c) Borrower may, upon at least five (5) Business Days’ irrevocable written notice to the Lender, terminate in whole or permanently reduce in part the unused portion of the Commitment and the Facility Limit; provided that each partial reduction of the Facility Limit shall be in an aggregate amount of not less than $1,000,000.
Section 1.4.    Payment Requirements. All payments to the Lender shall be by wire transfer to the Lender’s Account of immediately available funds initiated no later than 2:00 p.m. (New York City time) on the Business Day when due. All computations of Interest and per annum Fees under the Transaction Documents shall be made on the basis of a year consisting of three hundred sixty (360) days for the actual number of days elapsed (or, in the case of Interest calculated by reference to the Alternate Base Rate, three hundred sixty-five (365) days or, in the case of a leap year, three hundred sixty-six (366) days). If any amount hereunder shall be payable on a day which is not a Business Day, such amount shall be payable on the next succeeding Business Day.
Section 1.5.    Deemed Collections. Upon the occurrence of any Dilution, Borrower shall be deemed to have received a Deemed Collection in the amount specified in the definition of “Deemed Collection,” and the Outstanding Balance of the Receivable(s) affected thereby shall be immediately reduced

Performance Undertaking

by the amount of such Deemed Collection. If, after giving effect to any Deemed Collection as a result of such Dilution, an Overadvance shall exist, the Borrower shall make a payment to reduce Principal in accordance with Section 1.3.
Section 1.6.    Interest. (a) Prior to the occurrence and continuance of a Facility Termination Event, the Principal of each Loan shall accrue Interest for each day at a rate per annum equal to LMIR (or, if LMIR has been suspended pursuant to Section 1.7, at the Alternate Base Rate). Upon the occurrence of a Facility Termination Event and during the continuance thereof, Aggregate Principal shall accrue Interest for each day at a rate per annum equal to the Default Rate.
(b)    On or before each Monthly Payment Date, the Lender shall calculate the aggregate amount of Interest (if any) owing for the Calculation Period then most recently ended (plus any unpaid Interest, if any, that was due and not paid on a prior Monthly Payment Date) and the Lender shall promptly notify Borrower of such amount not later than two (2) Business Days prior to such Monthly Payment Date.
(c)    Borrower shall pay to the Lender in accordance with Article II such accrued and unpaid Interest determined in accordance with this Article I.
Section 1.7.    Suspension of LMIR. If the Lender notifies the Borrower that (a) it has reasonably determined that funding a Loan at LMIR would violate any applicable law, rule, regulation, or directive of any Governmental Authority, whether or not having the force of law, (b) LMIR does not accurately reflect the cost to the Lender of funding or maintaining its Loans, or (c) the Lender is unable to obtain quotations of the one-month Eurodollar Rate for U.S. dollar deposits on the Reuters Screen LIBOR01 Page or any other page that may replace such page from time to time for the purpose of displaying offered rates of leading banks for London interbank deposits in United States dollars, as of 11:00 a.m. (London time) on such date, or if such day is not a Business Day, then the immediately preceding Business Day (or if not so reported, then as determined by the Lender from another recognized source for interbank quotation), the Lender may suspend the availability of LMIR and require the Borrower to select the Alternate Base Rate for the Loans.
Section 1.8.    Designated Funding Offices. The Lender may at its option make any Loan or otherwise perform its obligations hereunder through any of its offices, branches or Affiliates selected from time to time by the Lender and notified to the Borrower (each, a “Designated Funding Office”), provided that any exercise of such option shall not affect the obligation of the Borrower to turn over Collections in accordance with the terms of this Agreement. Any Designated Funding Office shall be considered part of the Lender; provided that such provisions that would be applicable with respect to Loans actually provided by an Affiliate or branch of the Lender shall apply to such Affiliate or branch to the same extent as they apply to the Lender.
Section 1.9.    Taxes.
(a)    For purposes of this Section 1.9, the term “applicable law” includes FATCA.
(b)    Any and all payments by or on account of any obligation of the Borrower under this Agreement shall be made without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by the Borrower shall be

Performance Undertaking

increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section) the applicable Lender receives an amount equal to the sum it would have received had no such deduction or withholding been made.
(c)    The Borrower shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Lender timely reimburse it for the payment of, any Other Taxes.
(d)    The Borrower shall indemnify the Lender, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by the Lender or required to be withheld or deducted from a payment to the Lender and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by the Lender shall be conclusive absent manifest error.
(e)    [Reserved].
(f)    As soon as practicable after any payment of Taxes by any Loan Party to a Governmental Authority pursuant to this Section 1.9, such Loan Party shall deliver to the Lender the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Lender.
(g)    (i) If the Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under this Agreement, the Lender shall deliver to the Loan Parties, at the time or times reasonably requested by the Loan Parties, such properly completed and executed documentation reasonably requested by the Loan Parties as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, the Lender, if reasonably requested by the Loan Parties, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Loan Parties as will enable the Loan Parties to determine whether or not the Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 1.9(g)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject the Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of the Lender.
(ii) Without limiting the generality of the foregoing,
(A) if the Lender is a U.S. Person, the Lender shall deliver to the Borrower on or prior to the date on which the Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower), executed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;
(B) if the Lender is not a U.S. Person, the Lender shall, to the extent it is legally entitled to do so, deliver to the Loan Parties (in such number of copies as shall be requested by the recipient) on or prior to the date on which the Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Loan Parties), whichever of the following is applicable:

Performance Undertaking

(1) in the case of a Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under this Agreement, executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E (or any successor forms) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under this Agreement, IRS Form W-8BEN or IRS Form W-8BEN-E (or any successor forms) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;
(2) executed copies of IRS Form W-8ECI (or any successor form);
(3) in the case of a Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit IX to the effect that such Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E (or any successor forms); or
(4) to the extent a Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, IRS Form W-8BEN-E (or any successor forms), a U.S. Tax Compliance Certificate substantially in the form of Exhibit X or Exhibit XI, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Lender is a partnership and one or more direct or indirect partners of such Lender are claiming the portfolio interest exemption, such Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit XII on behalf of each such direct and indirect partner;
(C) if the Lender is not a U.S. Person, the Lender shall, to the extent it is legally entitled to do so, deliver to the Loan Parties (in such number of copies as shall be requested by the recipient) on or prior to the date on which the Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Loan Parties), executed copies of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Loan Parties to determine the withholding or deduction required to be made; and
(D) if a payment made to the Lender under this Agreement would be subject to U.S. federal withholding Tax imposed by FATCA if the Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), the Lender shall deliver to the Loan Parties at the time or times prescribed by law and at such time or times reasonably requested by the Loan Parties such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Loan Parties as may be necessary for the Loan Parties to comply with their obligations under FATCA and to determine that that the Lender has complied with the Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.
The Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Loan Parties in writing of its legal inability to do so.

Performance Undertaking

(h)    If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 1.9 (including by the payment of additional amounts pursuant to this Section 1.9), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (h) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (h), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (h) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.
(i)    Each party’s obligations under this Section 1.9 shall survive the termination of the commitment and the repayment, satisfaction or discharge of all obligations under this Agreement.

ARTICLE II.

PAYMENTS AND COLLECTIONS
Section 2.1.    Collections During the Revolving Period. (a) On each Business Day during the Revolving Period, all Collections and Deemed Collections received by the Master Servicer shall be administered in accordance with Section 6.2 and, except to the extent such Business Day is a Settlement Date and accrued and unpaid Aggregate Unpaids are then due and owing to the Lender, such Collections and Deemed Collections shall constitute the proceeds of a Rollover Loan as provided in Section 2.1(b).
(b)    Aggregate Principal shall not be required to be paid during the Revolving Period except to the extent that (i) an Overadvance exists pursuant to Section 1.3(a) or (ii) an Aggregate Reduction is desired in accordance with Section 1.3(b).
(c)    On each Business Day during the Revolving Period, subject to Section 2.1(d) and to Section 4.2, Collections that are not required to be used to pay Aggregate Unpaids that are then due and owing (including Aggregate Principal payable pursuant to Section 2.1(b)) shall be retained by the Borrower as the proceeds of a Rollover Loan and shall be disbursed to TPNA in payment of the Purchase Price for Purchased Receivables under the RSCA in such amounts as the Borrower may specify.
(d)    On each Monthly Payment Date during the Revolving Period, after deduction of the Master Servicer’s Servicing Fee from Collections received (or deemed received) during the Calculation Period (or portion thereof) then most recently ended and any fees then due and owing by Borrower to the Independent Director, the Master Servicer shall deliver to the Lender from the Collections received (or deemed received) during such Calculation Period (or portion thereof), an amount equal to the Required Amounts due and owing on such Monthly Payment Date. Following the Dominion Date, the Lender shall

Performance Undertaking

make distributions of the Servicing Fee and other Required Amounts from the Collections held by it in accordance with this Agreement.
(e)    If, on any Monthly Payment Date during the Revolving Period, there are insufficient Collections to pay all amounts required to be paid pursuant to Section 2.1(b) or Section 2.1(d), as applicable, (i) no Rollover Loan or Incremental Loan shall be made until such amounts have been paid in full, and (ii) Collections to be applied to the Required Amounts shall be applied in the following order of priority:
first, to accrued and unpaid Servicing Fees that are then due and owing to the Master Servicer for the related Calculation Period if not withheld by the Master Servicer prior to turnover of the Collections and to any fees then due and owing to the Independent Director;
second, to out-of-pocket expenses (if any) of the Lender that are then due and owing under Section 8.3;
third, to accrued and unpaid Interest then due and owing for the related Calculation Period, and any previously accrued Interest for a prior Calculation Period that remains unpaid; and
fourth, to all Fees accrued during the Calculation Period (or portion thereof) then most recently ended, plus any previously accrued Fees that remain unpaid.
Section 2.2.    Collections During the Liquidation Period.
(a)    On each day during the Liquidation Period, unless the Dominion Date shall have occurred, all Collections shall be administered in accordance with Section 6.2.
(b)    On each Payment Date during the Liquidation Period, unless the Dominion Date shall have occurred, the Master Servicer shall wire transfer all Collections so held by the Master Servicer (after deducting its Servicing Fee therefrom) to the Lender’s Account for distribution and application in the following order of priority:
first, (i) to the Master Servicer, in payment of its Servicing Fee for the related Calculation Period to the extent not retained and (ii) to the Independent Director, in payment of any fees then due and owing;
second, to the Lender, in payment of its out-of-pocket expenses in connection with the enforcement or protection of its rights under this Agreement and the other Transaction Documents, to the extent reimbursable under Section 8.3 and not otherwise paid by Borrower;
third, to the Lender, in payment of any accrued and unpaid Interest then due and owing for the related Calculation Period, and any previously accrued Interest for a prior Calculation Period that remains unpaid;

Performance Undertaking

fourth, to the Lender, in payment of any Fees accrued during the Calculation Period (or portion thereof) then most recently ended, plus any previously accrued Fees not paid on a prior Monthly Payment Date;
fifth, to the Lender, in reduction of Aggregate Principal until Aggregate Principal is reduced to $0; and
sixth, if the Aggregate Unpaids have been reduced to zero, to the Borrower, free and clear of the Security Interest of the Lender.
Section 2.3.    Payment Rescission. No payment of any of the Aggregate Unpaids shall be considered paid or applied hereunder to the extent that, at any time, all or any portion of such payment or application is rescinded by application of law or judicial authority, or must otherwise be returned or refunded for any reason. Borrower shall remain obligated for the amount of any payment or application so rescinded, returned or refunded, and shall promptly pay to the Lender the full amount thereof together with any Interest thereon from the date of any such rescission, return or refunding.
ARTICLE III.

REPRESENTATIONS AND WARRANTIES
Section 3.1.    Representations and Warranties of the Borrower. The Borrower hereby represents and warrants to the Lender as of the date hereof and as of the date of each Incremental Loan and Rollover Loan that:
(a)    Existence; Compliance with Law. The Borrower (w) is duly organized, validly existing and in good standing under the laws of Delaware, (x) has all requisite power and authority, and the legal right, (i) to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged and (ii) execute, deliver and perform its obligations under the Transaction Documents to which it is a party, (y) is qualified to do business in, and is in good standing (or, if applicable in a foreign jurisdiction, enjoys the equivalent status under the laws of any jurisdiction of organization outside the United States) in, every jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification, and (z) is in compliance with all Requirements of Law and its Contractual Obligations except, in each case (other than with respect to clause (x)(ii) or in connection with clause (w) above) to the extent that the failure to comply therewith could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.
(b)    Power; Authorization; Enforceable Obligations. The transactions governed by the Transaction Documents are within the Borrower’s limited liability company powers and have been duly authorized by all necessary limited liability company and member action. As of (i) the Closing Date, each Transaction Document dated on the Closing Date and (ii) any date after the Closing Date on which the representations or warranties in this Section 3.1 are made, each Transaction Document dated on or prior to such date to which the Borrower is a party, has, in each case, been duly executed and delivered by the Borrower and, assuming due execution and delivery by all parties other than the Borrower, constitutes a legal, valid and binding obligation of the Borrower, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

Performance Undertaking

(c)    No Legal Bar. The execution, delivery and performance of this Agreement and the other Transaction Documents to which the Borrower is a party, the granting of Liens pursuant hereto and thereto, the borrowings hereunder and the use of the proceeds thereof (i) will not violate any Requirement of Law or any Contractual Obligation of the Borrower and (ii) will not result in, or require, the creation or imposition of any Lien on any of their respective properties or revenues pursuant to any Requirement of Law or any such Contractual Obligation (other than the Liens created by the Transaction Documents), except to the extent such violation or Lien could not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.
(d)    Litigation. There are no actions, suits, investigations, criminal prosecutions, civil investigative demands, imposition of criminal or civil fines or penalties, claims, disputes or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of the Borrower, threatened against or affecting the Borrower (i) that could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect, or (ii) as of the Closing Date, that involve this Agreement.
(e)    No Default. The Borrower is not in default under or with respect to any Contractual Obligation that would, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. No Potential Amortization Event or Amortization Event has occurred and is continuing.
(f)    Ownership of Receivables Assets; Liens. The Borrower has good title to the Receivables Assets free and clear of all Liens other than Permitted Liens, except where such failure to have good title free and clear of all Liens other than Permitted Liens could not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.
(g)    Taxes. The Borrower has filed or caused to be filed all Federal, material state and other Tax returns that are required to be filed and has paid all Taxes shown to be due and payable on said returns or on any assessments made against it or any of its property and all other Taxes imposed on it or any of its property by any Governmental Authority to the extent such Taxes have become due and payable (other than any the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the Borrower); no Tax Lien has been filed, and, to the knowledge of the Borrower, no claim is being asserted, with respect to any such Tax that could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.
(h)    Federal Regulations. No part of the proceeds of any Loan will be used (i) for “buying” or “carrying” any “margin stock” within the respective meanings of each of the quoted terms under Regulation U as now and from time to time hereafter in effect for any purpose that violates the provisions of the Regulations of the Board or (ii) for any purpose that violates the provisions of the Regulations of the Board. No more than 25% of the assets of the Borrower consist of “margin stock” as so defined. If requested by any Lender, the Borrower will furnish to the Lender a statement to the foregoing effect in conformity with the requirements of FR Form G-3 or FR Form U-1, as applicable, referred to in Regulation U.
(i)    Investment Company Act; Other Regulations. The Borrower is not an “investment company”, or a company “controlled” by an “investment company”, within the meaning of the Investment Company Act of 1940, as amended. The Borrower (i) is not a “covered fund” under the Volcker Rule and (ii) is not required to register as, an “investment company” within the meaning of the Investment Company Act of 1940, as amended, or any successor statute (the “’40 Act”). In determining that the Borrower is not a covered fund, the Borrower does not rely solely on the exemption from the definition of “investment

Performance Undertaking

company” set forth in Section 3(c)(1) and/or 3(c)(7) of the ’40 Act or is entitled to the benefit of the exclusion for loan securitizations in the Volcker Rule under 17 C.F.R. 75.10(c)(8).
(j)    Accuracy of Information, etc. No statement or information, other than projections, pro forma financial statements, forward-looking statements, estimates with respect to future performance and information of a general economic or industry specific nature, contained in this Agreement, any other Transaction Document or any other document, certificate, report or statement furnished by or on behalf of the Borrower to the Lender for use in connection with the transactions contemplated by this Agreement or the other Transaction Documents, contained as of the date such statement, information, document, certificate or report was so furnished, any untrue statement of a material fact or omitted to state a material fact necessary to make the statements contained herein or therein, taken as a whole, not misleading in light of the circumstances under which such statements were made (giving effect to all supplements thereto). The projections, pro forma financial information, forward-looking statements and estimates with respect to future performance contained in the materials referenced above are based upon good faith estimates and assumptions believed by management of the Borrower to be reasonable at the time made, it being recognized by the Lender that such financial information as it relates to future events is not to be viewed as fact and that actual results during the period or periods covered by such financial information may differ from the projected results set forth therein by a material amount.
(k)    Security Interest. (i) This Agreement is effective to create in favor of the Lender, a valid security interest in the Collateral and proceeds thereof, and when, in the case of Collection Accounts, Control Agreements are entered into by the applicable Originator, the Borrower, the Lender and the Collection Bank, and in the case of the other Collateral, when financing statements in appropriate form are filed in the Office of the Secretary of State of Delaware, the Lender shall have a fully perfected Lien on, and security interest in, all right, title and interest of the Borrower in such Collateral and the proceeds thereof, as security for the Aggregate Unpaids, in each case to the extent security interests in such Collateral can be perfected by the execution of Control Agreements or the filing of financing statements, as applicable, in each case prior and superior in right to any other Person.
(l)    Solvency. As of the Closing Date, the Borrower is, and after giving effect to each Rollover Loan and Incremental Loan, the Borrower will be, Solvent.
(m)    OFAC; Anti-Money Laundering; Patriot Act. The Borrower is in compliance, in all material respects, with the Patriot Act. The Borrower has implemented and maintains in effect policies and procedures designed to ensure compliance by the Borrower and its directors, managers, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions, and, to the knowledge of the Borrower, the Borrower and its officers, employees and agents, are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects. The Borrower is not, nor, to the knowledge of the Borrower, are any of its directors, managers, officers, employees or agents that will act in any capacity in connection with or benefit from the receivables credit facility established hereby, is a Sanctioned Person. No Loan, use of proceeds or other transaction contemplated by this Agreement will violate Anti-Corruption Laws or applicable Sanctions.
(n)    Governmental Authorization; Other Consents. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, the Borrower of this Agreement or any other Transaction Document (other than (i) as have already been obtained and are in full force and effect and (ii) filings to perfect security interests granted pursuant to the Transaction Documents).

Performance Undertaking

(o)    Equity Interests and Ownership. TPNA owns, directly or indirectly, beneficially and of record, 100% of the outstanding Equity Interests of the Borrower, and all such Equity Interests have been duly authorized and validly issued and are fully paid and non-assessable.
(p)    Use of Proceeds. The Borrower will not use the proceeds of any Loan hereunder (i) for a purpose that violates (or may cause a violation of) Regulation T, U or X promulgated by the Board of Governors of the Federal Reserve System from time to time or (ii) to acquire any security in any transaction which is subject to Section 12, 13 or 14 of the Securities Exchange Act of 1934, as amended.
(q)    Jurisdiction of Formation; Location of Chief Executive Office and Records; Identification Numbers. The location of the Borrower’s chief executive office and the locations of its Records are listed on Exhibit II (as such Exhibit may be updated by the Borrower from time to time in writing delivered to the Lender). The Borrower’s Federal Employer Identification Number and Organizational Identification Number are correctly set forth on Exhibit III (as such Exhibit may be updated by the Borrower from time to time in writing delivered to the Lender).
(r)    Names. In the five (5) years prior to the Closing Date, the Borrower has not used any legal names, trade names or assumed names other than the name in which it has executed this Agreement.
(s)    Collections. The applicable conditions and requirements set forth in Section 5.1(l) and Section 6.2 have been met and satisfied. The names and addresses of all Lock-Box Banks, together with the account numbers of the Collection Accounts of the Borrower at each Lock-Box Bank and the post office box number of each Lock-Box, are listed on Exhibit III, as the same may be updated from time to time in writing delivered to the Lender by one of the Loan Parties. No Person, other than the Lender as contemplated by this Agreement, has a security interest in or control of any Collection Account, or the right to take control of any such Collection Account at a future time or upon the occurrence of a future event.
(t)    Compliance with Credit and Collection Policy. The Borrower has complied in all material respects with the applicable Credit and Collection Policy with regard to each Receivable and the related Contract, and has not made any change to such Credit and Collection Policy prohibited by Section 5.2(c) other than to the extent that such change(s) or failure(s) to so comply would not reasonably be expected, individually or in the aggregate, to cause a Material Adverse Effect.
(u)    Payments. With respect to each Receivable and the Related Security and Collections applicable thereto, the Borrower has given reasonably equivalent value to TPNA in consideration therefor and such transfer was not made for or on account of an antecedent debt.
(v)    Eligible Receivables. Each Receivable included in the Borrowing Base on a Settlement Report as an Eligible Receivable was an Eligible Receivable as of the last day of the period covered by such Settlement Report.
(w)    No Overadvance. The Borrower has determined that, immediately after giving effect to each Loan hereunder, no Overadvance exists.
Section 3.2.    Representations and Warranties of the Master Servicer. The Master Servicer hereby represents and warrants to the Lender as of the date hereof and as of the date of each Incremental Loan and each Rollover Loan as follows (capitalized terms used in this Section 3.2 and not otherwise defined in the Transaction Documents are used with the meanings attributed thereto in the TPX Credit Agreement):

Performance Undertaking

(a)    Financial Condition. The audited consolidated balance sheets of the Master Servicer as at December 31, 2016, and the related consolidated statements of income, stockholders’ equity and cash flows for the fiscal year ended on such date, reported on by and accompanied by an unqualified report from Ernst & Young LLP, present fairly, in all material respects, the consolidated financial condition of the Master Servicer and its Subsidiaries as at such date, and the consolidated results of its operations and its consolidated cash flows for the fiscal year then ended. The unaudited consolidated balance sheet of the Master Servicer and its Subsidiaries as at the last day of any subsequent fiscal quarter ended at least 45 days prior to the Closing Date (as defined in the TPX Credit Agreement) and the related unaudited consolidated statements of income and cash flows for the three-month periods ended on such dates, present fairly, in all material respects, the consolidated financial condition of the Master Servicer and its Subsidiaries as at such dates, and the consolidated results of its operations and its consolidated cash flows for the three-month periods then ended (subject to normal year-end audit adjustments). All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved (except as approved by the aforementioned firm of accountants and disclosed therein).
(b)    No Change. Since December 31, 2016, including after giving effect to the transactions contemplated by the Transaction Documents, there shall not have been any event or state of facts that has had or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
(c)    Existence; Compliance with Law. Each of the Loan Parties (i) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (ii) has all requisite power and authority, and the legal right, (A) to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged and (B) to execute, deliver and perform its obligations under the Transaction Documents to which it is a party, (iii) is qualified to do business in, and is in good standing in, every jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification, and (iv) is in compliance with all Requirements of Law and its Contractual Obligations except, in each case (other than with respect to clause (ii)(B) or the Borrower in connection with clause (i) above) to the extent that the failure to comply therewith could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.
(d)    Power; Authorization; Enforceable Obligations. The transactions contemplated by the Transaction Documents are within each Loan Party’s corporate or limited liability company powers, as applicable, and have been duly authorized by all necessary corporate or limited liability company, stockholder, member and shareholder action as of the date when the first Loan is made to the Borrower hereunder. As of the Closing Date, each Transaction Document dated on or as of the Closing Date and (ii) any date after the Closing Date on which the representations or warranties in this Section 3.2(d) are made, each Transaction Document dated on or prior to such date, has, in each case, been duly executed and delivered by each Loan Party party thereto and, assuming due execution and delivery by all parties other than the Loan Parties, constitutes a legal, valid and binding obligation of each Loan Party party thereto, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.
(e)    No Legal Bar. The execution, delivery and performance of this Agreement and the other Transaction Documents, the borrowings hereunder, the granting of liens and the use of the proceeds of the Loans (i) will not violate any Requirement of Law or any Contractual Obligation of any Loan Party and (b) will not result in, or require, the creation or imposition of any Lien on any of their respective properties

Performance Undertaking

or revenues pursuant to any Requirement of Law or any such Contractual Obligation (other than the Liens created by the Transaction Documents), except to the extent such violation or Lien, could not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.
(f)    Litigation. Other than as disclosed in the most recent 10-K filing of the Master Servicer, there are no actions, suits, investigations, criminal prosecutions, civil investigative demands, imposition of criminal or civil fines or penalties, claims, disputes or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of the Master Servicer, threatened against or affecting the Master Servicer or any of its Restricted Subsidiaries (i) that could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect or (ii) as of the Closing Date, that involve this Agreement.
(g)    No Default. Neither the Master Servicer nor any other Loan Party is in default under or with respect to any Contractual Obligation that would, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. No Amortization Event or Potential Amortization Event has occurred and is continuing.
(h)    Taxes. Each Group Member has filed or caused to be filed all Federal, material state and other Tax returns that are required to be filed and has paid all Taxes shown to be due and payable on said returns or on any assessments made against it or any of its property and all other Taxes imposed on it or any of its property by any Governmental Authority to the extent such Taxes have become due and payable (other than any the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the relevant Group Member); no Tax Lien has been filed, and, to the knowledge of the Master Servicer, no claim is being asserted, with respect to any such Tax that could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.
(i)    Labor Matters. Except as, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect: (a) there are no strikes or other labor disputes against any Group Member pending or, to the knowledge of the Master Servicer, threatened; (b) hours worked by and payment made to employees of each Group Member have not been in violation of the Fair Labor Standards Act or any other applicable Requirement of Law dealing with such matters; and (c) all payments due from any Group Member on account of employee health and welfare insurance have been paid or accrued as a liability on the books of the relevant Group Member to the extent required by GAAP.
(j)    ERISA. (i) Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Internal Revenue Code and other federal or state Laws and each Group Member and ERISA Affiliate is in material compliance with ERISA, the Internal Revenue Code and other United States federal or United States state Laws with respect to each Multiemployer Plan. Each Plan that is intended to qualify under Section 401(a) of the Internal Revenue Code has received a favorable determination letter from the IRS (or an application for such a letter is currently pending before the IRS with respect thereto) or is maintained under a prototype document that has received a favorable opinion letter from the IRS and, to the best knowledge of the Group Members, nothing has occurred that would prevent, or cause the loss of, such qualification. Each Group Member and ERISA Affiliate have made all required contributions that are due and owing to each Plan subject to Section 412 of the Internal Revenue Code or Section 303 of ERISA and to each Multiemployer Plan under Section 412 of the Internal Revenue Code or Section 304 of ERISA, and no application for a waiver of the minimum funding standard pursuant to Section 412 of the Internal Revenue Code or Section 302 of ERISA has been made with respect to any Plan.

Performance Undertaking

(ii) There are no pending or, to the best knowledge of the Group Members or ERISA Affiliates, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that would reasonably be expected to have a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that has resulted or would reasonably be expected to result in a Material Adverse Effect.
(iii) (A) No ERISA Event has occurred or is reasonably expected to occur, (B) no Pension Plan has any Unfunded Pension Liability, (C) no Group Member and ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred that, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Sections 4201 or 4243 of ERISA with respect to a Multiemployer Plan, and (D) no Group Member and ERISA Affiliate has engaged in a transaction involving any Pension Plan or Multiemployer Plan that would reasonably be expected to be subject to Sections 4069 or 4212(c) of ERISA, in each case, as to clauses (A), (B), (C) or (D), that has resulted or would reasonably be expected to result in a Material Adverse Effect.
(iv)     All Foreign Plans are maintained in compliance with applicable law, except as would not reasonably be expected to have a Material Adverse Effect.
(k)    Investment Company Act; Other Regulations. No Loan Party is an “investment company”, or a company “controlled” by an “investment company”, within the meaning of the Investment Company Act of 1940, as amended.
(l)    No Burdensome Restrictions. No Loan Party is a party to any contract or agreement the performance of which could reasonably be expected to have a Material Adverse Effect. No Loan Party has agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) any of the Receivables Assets to be subject to a Lien other than a Permitted Lien.
(m)    Accuracy of Information, etc. No statement or information, other than projections, pro forma financial statements, forward-looking statements, estimates with respect to future performance and information of a general economic or industry specific nature, contained in this Agreement, any other Transaction Document, the Confidential Information Memorandum or any other document, certificate or statement furnished by or on behalf of any Loan Party to the Lender for use in connection with the transactions contemplated by this Agreement or the other Transaction Documents, contained as of the date such statement, information, document or certificate was so furnished , any untrue statement of a material fact or omitted to state a material fact necessary to make the statements contained herein or therein, taken as a whole, not misleading in light of the circumstances under which such statements were made (giving effect to all supplements thereto). The projections, pro forma financial information, forward-looking statements and estimates with respect to future performance contained in the materials referenced above are based upon good faith estimates and assumptions believed by management of the Master Servicer to be reasonable at the time made, it being recognized by the Lender that such financial information as it relates to future events is not to be viewed as fact and that actual results during the period or periods covered by such financial information may differ from the projected results set forth therein by a material amount.
(n)    OFAC; Anti-Money Laundering; Patriot Act. (i) Each Group Member is in compliance, in all material respects, with the Patriot Act.
(i)    The Master Servicer has implemented and maintains in effect policies and procedures designed to ensure compliance by the Master Servicer, its Subsidiaries and their

Performance Undertaking

respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions, and the Master Servicer, its Subsidiaries and their respective officers and employees and to the knowledge of the Master Servicer its directors and agents, are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects. None of (a) the Master Servicer, any Subsidiary or to the knowledge of the Master Servicer or such Subsidiary any of their respective directors, officers or employees, or (b) to the knowledge of the Master Servicer, any agent of the Master Servicer or any Subsidiary that will act in any capacity in connection with or benefit from the credit facility established hereby, is a Sanctioned Person. No Loan or Letter of Credit, use of proceeds or other transaction contemplated by this Agreement will violate Anti-Corruption Laws or applicable Sanctions.
(o)    Governmental Authorization; Other Consents. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, any Loan Party of this Agreement or any other Transaction Document (other than (i) as have already been obtained and are in full force and effect and (ii) filings to perfect security interests granted pursuant to the Transaction Documents).

ARTICLE IV.

CONDITIONS OF LOANS
Section 4.1.    Conditions Precedent to Initial Loan. The initial Loan under this Agreement is subject to the conditions precedent that (a) the Lender shall have received on or before the date of such Loan those documents listed on Schedule B, (b) the Lender shall have received all Fees and expenses required to be paid on such date pursuant to the terms of this Agreement and the Fee Letter, and (c) the Initial Contributed Receivables shall have been contributed to the Borrower’s capital as contemplated by the RSCA.
Section 4.2.    Conditions Precedent to All Loans. Each Loan shall be subject to the further conditions precedent that (a) the Master Servicer shall have delivered to the Lender on or prior to the date of such Loan, in form satisfactory to the Lender, all Settlement Reports as and when due under Section 6.6; (b) the Facility Termination Date shall not have occurred, (c) the Lender shall have received such other opinions or documents as it may reasonably request; provided, however, that the Lender will not request any additional opinions or documents unless there has been an adverse change in Law which could reasonably be expected to have a Material Adverse Effect, and (d) on the applicable Borrowing Date, the following statements shall be true (and acceptance of the proceeds of such Loan shall be deemed a representation and warranty by the Borrower that such statements are then true):
(i)    The representations and warranties set forth in Article III are true and correct in all respects on and as of such Borrowing Date as though made on and as of such date (except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties were true and correct in all respects as of such earlier date), other than, in each case, any breach of any such representation or warranty that could not reasonably be expected to have an Originator Material Adverse Effect or a Material Adverse Effect;
(ii)    No event has occurred and is continuing, or would result from such Loan, that will constitute an Amortization Event or a Potential Amortization Event; and

Performance Undertaking

(iii)    No Overadvance exists or will result from such Loan.
It is expressly understood that each Rollover Loan shall, unless otherwise directed by the Lender, occur automatically on each day that the Master Servicer shall receive any Collections without the requirement that any further action be taken on the part of any Person and notwithstanding the failure of the Borrower to satisfy any of the foregoing conditions precedent in respect of such Rollover Loan. The failure of the Borrower to satisfy any of the foregoing conditions precedent in respect of any Rollover Loan shall give rise to a right of the Lender to rescind the related Rollover Loan and direct the Borrower to pay to the Lender an amount equal to the Collections prior to the Amortization Date that were applied to the affected Rollover Loan.
ARTICLE V.

COVENANTS
Section 5.1.    Affirmative Covenants of the Borrower and the Master Servicer. Until the date on which the Aggregate Unpaids have been paid in full (other than contingent indemnification obligations to the extent no claim giving rise thereto has been asserted) and the Commitment has terminated or expire:
(a)    Financial Statements; Projections; Etc. The Borrower or the Master Servicer will furnish to the Lender:
(i)    Concurrently with the delivery of any annual financial statement of TPX under the TPX Credit Agreement, (A) a copy of same, together with a copy of any certificate or report delivered in connection therewith, and (B) unaudited annual financial statements of the Borrower for the same year; and
(ii)    Concurrently with the delivery of any quarterly financial statement of TPX under the TPX Credit Agreement, a copy of same, together with a copy of any compliance certificate (on which certificate the Lender shall be entitled to rely with the same force and effect as if it were addressed directly to it) or report delivered in connection therewith.
All such financial statements shall be complete and correct in all material respects and shall be prepared in reasonable detail and in accordance with GAAP applied (except as approved by such accountants or officer, as the case may be) consistently throughout the periods reflected therein and with prior periods. The Lender shall be entitled to rely on such financial statements and certificates with the same force and effect as if it were a direct party to the TPX Credit Agreement. Financial statements and any related certificates or reports required to be delivered pursuant to this Section 5.1(a) shall be deemed to have been delivered if such information, or one or more annual or quarterly reports containing such information, shall be available on the website of the SEC at http://www.sec.gov or on TPX’s website at http://www.tempursealy.com, or if made available to the Lender’s personnel in the Trade Receivables Securitization Group through an internet website in connection with the TPX Credit Agreement. Information required to be delivered pursuant to this Section may also be delivered by electronic communications pursuant to procedures approved by the Lender.
(iii)    As soon as available, and in any event no later than 60 days after the end of each fiscal year of TPX, a detailed consolidated budget for the following fiscal year (including a projected consolidated balance sheet of TPX and its Subsidiaries as of the end

Performance Undertaking

of the following fiscal year, the related consolidated statements of projected cash flow and projected income and a description of the underlying assumptions applicable thereto), and, as soon as available, significant revisions, if any, of such budget and projections with respect to such fiscal year (collectively, the “Projections”), which Projections shall in each case be accompanied by a certificate of a Responsible Officer stating that such Projections are based on estimates, information and assumptions determined reasonable at the time;
(iv)    Promptly after any request by the Lender, copies of any detailed audit reports, management letters or recommendations submitted to the board of directors (or the audit committee of the board of directors) of TPX by independent accountants in connection with the accounts or books of TPX or any Subsidiary, or any audit of any of them;
(v)    Within five (5) days after the same are sent, copies of all financial statements and reports that TPX sends to the holders of any class of its debt securities or public equity securities and, within five days after the same are filed, copies of all financial statements and reports that TPX may make to, or file with, the SEC or any national securities exchange;
(vi)    Promptly following receipt thereof, copies of any documents described in Section 101(k) or 101(l) of ERISA that any Group Member or any ERISA Affiliate may request with respect to any Multiemployer Plan; provided, that if the relevant Group Members or ERISA Affiliates have not requested such documents or notices from the administrator or sponsor of the applicable Multiemployer Plans, then, upon reasonable request of the Lender, such Group Member or the ERISA Affiliate shall promptly make a request for such documents or notices from such administrator or sponsor and the Master Servicer shall provide copies of such documents and notices to the Lender promptly after receipt thereof; and
(vii)    Promptly, such additional information regarding the business, financial or corporate affairs of any Loan Party or any Subsidiary of a Loan Party, or compliance with the terms of the Transaction Documents, as the Lender may from time to time reasonably request.
(b)    Notices. The Borrower or the Master Servicer on the Borrower’s behalf will notify the Lender in writing signed by a Responsible Person of the Borrower of any of the following promptly upon learning of the occurrence thereof, describing the same and, if applicable, the steps being taken with respect thereto:
(i)    Amortization Events or Potential Amortization Events. The occurrence of each Amortization Event and each Potential Amortization Event.
(ii)    Material Adverse Effect. The occurrence of any event or condition that would be reasonably expected to have a Material Adverse Effect.
(iii)    Defaults Under Other Agreements. That any Person has given a notice to any of the Loan Parties that a default or an event of default has occurred and is continuing under any financing arrangement relating to Material Indebtedness pursuant to which any Loan Party is a debtor or an obligor (excluding the financing arrangement evidenced hereby).

Performance Undertaking

(iv)    Termination Date. The occurrence of the “Termination Date” under the RSCA or the RSA, and solely in the case of SMMC, the Outstanding Balance of all Receivables originated by it as of the last day of the fiscal month then most recently ended, and whether SMMC is a Material Originator.
(v)    Change of Independent Director. At least 10 days prior to any proposed change of the sole (or, as applicable, the sole remaining) Independent Director for any reason other than death, incapacity or resignation of the incumbent director, notice of such proposed change together with a certificate of the Borrower certifying that the proposed replacement director satisfies the criteria set forth in the definition of “Independent Director.” As soon as reasonably practicable but in any event within 10 days after any Loan Party receives notice of the death, incapacity or resignation of the sole (or, as applicable, the sole remaining) incumbent Independent Director, notice of the proposed replacement director together with a certificate of the Borrower certifying that the proposed replacement manager satisfies the criteria set forth in the definition of “Independent Director.”
(c)    Other Information. Promptly, from time to time, the Borrower or the Master Servicer on the Borrower op the Master Servicer shall provide such other information, documents, records or reports, in case, relating to the Receivables as the Lender may from time to time reasonably request in order to protect the interests of the Lender under or as contemplated by this Agreement.
(d)    Audits. Each of the Loan Parties will, from time to time during regular business hours (and without undue interference in such Loan Party’s business, taking into consideration seasonal accounting and reporting demands of such Loan Party) as requested by the Lender upon at least 30 calendar days’ advance notice, or, if an Amortization Event or Potential Amortization Event exists, upon at least five (5) Business Days’ advance notice, to such Loan Party, permit the Lender, or its agents or representatives, (i) to examine and make copies of and abstracts from all Records in the possession or under the control of such Loan Party relating to the Receivables and the Related Security (including the related invoices but excluding, for all purposes of this clause (d), all other related Contracts unless there is a Dispute, in which case, upon request by the Lender, in addition to invoices, the Loan Parties shall be required to provide the Lender with relevant excerpts and definitions from such other Contracts to assist the Lender in understanding the source of the Dispute), and (ii) to visit the offices and properties of such Loan Party for the purpose of examining such materials described in clause (i) above, and to discuss matters relating to such Loan Party’s financial condition or the Receivables and the Related Security or such Loan Party’s performance under any of the Transaction Documents and, in each case, with any of the officers or employees of such Loan Party having knowledge of such matters (each such examination, a “Review”); provided that, so long as no Facility Termination Event or Amortization Event has occurred and is continuing, (A) there shall be no more than two (2) such Reviews in any Fiscal Year, and (B) the Borrower shall be responsible for the costs and expenses of only one (1) such Review.
(e)    Keeping Records. The Master Servicer will (or will cause the applicable Originator to) maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate Records evidencing its Receivables in the event of the destruction of the originals thereof), and keep and maintain all documents, books, records and other information, in each case, reasonably necessary or advisable for the collection of all Receivables in its good faith judgment (including, without limitation, records adequate to permit the prompt identification of each new Receivable and all Collections of and adjustments to each existing Receivable). The Master Servicer will give the Lender prompt notice of any material change in the administrative and operating procedures relating to the Receivables referred

Performance Undertaking

to in the previous sentence unless such change would not reasonably be expected to cause a Material Adverse Effect. After the occurrence and during the continuance of an Amortization Date described in clause (b) of the definition of “Amortization Date”, upon the request of the Lender, the Master Servicer will (or will cause the Originators to) deliver to the Lender all Contracts that constitute tangible chattel paper, a promissory note or other instrument, a document of title or a certificated security (including, without limitation, all multiple originals of any such Contract) relating to the Receivables, unless confidentiality provisions in such Contracts prohibit such delivery, in which case such Loan Party shall request a waiver of such provisions from the related Obligor in order to make such delivery or shall provide relevant excerpts and definitions from such Contracts when requested by the Lender in attempting to resolve a Dispute.
(f)    Separateness. Each of the Borrower and the Master Servicer acknowledges that the Lender is entering into the transactions contemplated by the Transaction Documents in reliance upon the Borrower’s identity as a legal entity that is separate from each of the Originators and their respective Related Parties. Therefore, from and after the date of execution and delivery of this Agreement, the Borrower shall take all reasonable steps, including, without limitation, all steps that the Lender may from time to time reasonably request, to maintain the Borrower’s identity as a separate legal entity and to make it manifest to third parties that the Borrower is an entity with assets and liabilities distinct from those of its Related Parties and not just a division thereof. Without limiting the generality of the foregoing and in addition to the other covenants set forth herein, except as herein specifically otherwise provided, the Borrower will:
(i)    Maintain in full effect its existence, rights and franchises as a limited liability company under the laws of the State of Delaware and obtaining and preserving its qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of the Borrower’s Organizational Documents and each other instrument or agreement necessary or appropriate to properly administer its Organizational Documents and permit and effectuate the transactions contemplated hereby and thereby;
(ii)    Maintain its own separate books and records and its own bank accounts;
(iii)    Maintain an arms’ length relationship with its Affiliates and its sole member;
(iv)    Have a board of directors which is not identical to that of its member or any other Related Party, including, at all times, at least one Independent Director;
(v)    Pay its own operating expenses and other liabilities out of its own funds, and allocate fairly and reasonably, to the extent practical on the basis of actual use or the value of services rendered, any overhead for shared office space or other overhead expenses;
(vi)    Maintain separate financial statements (it being understood that the Borrower will be consolidated for financial reporting purposes with TPX);
(vii)    File its own tax returns, if any, as may be required under applicable law, to the extent (A) not part of a consolidated group filing a consolidated return or returns or (B) not treated as a division for tax purposes of another taxpayer, and pay any taxes so required to be paid under applicable law;
(viii)    Conduct its affairs in its own name separately from those of any other Person and strictly complying with all organizational formalities to maintain its separate existence;

Performance Undertaking

(ix)    Act solely in its own limited liability company name and through its own authorized managers, directors, members, officers and agents, except as explicitly permitted by the Borrower’s Organizational Documents and the Transaction Documents;
(x)    At all times use its own stationery, separate from those of any other Person;
(xi)    Not hold out its credit or assets as being available to satisfy the obligations of others;
(xii)    Except as contemplated by the Borrower’s Organizational Documents and the Transaction Documents, maintain all of its assets in its own name and not commingle its assets with those of any other Person;
(xiii)    Observe all Delaware limited liability company formalities, including maintaining meeting minutes or records of meetings and acting on behalf of itself only pursuant to due authorization, required hereby and by its Certificate of Formation;
(xiv)    Maintain adequate capital for the normal obligations reasonably foreseeable in light of its contemplated business operations and in any event, the Borrower shall maintain its equity in an amount not less than the Required Capital Amount;
(xv)    Not acquire any securities of its member;
(xvi)    Hold itself out to the public and all other Persons as a legal entity separate and distinct from its member and any other Person and correct any known misunderstanding regarding its separate identity; and
(xvii)    Cause the managers, authorized persons, agents and other representatives of the Borrower to act at all times with respect to the Borrower consistently and in furtherance of the foregoing and in the best interests of the Borrower.
Failure of the Borrower, its sole member, its manager or its board of directors, to comply with any of the foregoing covenants or any other covenants contained in this Agreement, shall not affect the status of the Borrower as a separate legal entity or the limited liability of its member or managers.
(g)    Compliance with Credit and Collection Policy. Each Loan Party will timely and fully comply with the Credit and Collection Policy in regard to each such Receivable and the related invoice or other Contract unless failure to so comply would not reasonably be expected to cause a Material Adverse Effect.
(h)    Existence. Each of the Borrower and the Master Servicer will at all times preserve and keep in full force and effect its existence and all rights and franchises, licenses and permits material to its business except to the extent failing to so preserve and keep such rights, franchises, licenses and permits would not reasonably be expected to cause an Material Adverse Effect.
(i)    Compliance with Laws. Each of the Loan Parties will comply with the Requirements of Laws, except in such instances in which the failure to comply therewith would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Performance Undertaking

(j)    Performance and Enforcement of the Sale Agreements and the Performance Undertaking. The Borrower will, and will require the applicable Originator to, perform each of its respective obligations and undertakings under and pursuant to the Sale Agreements. The Borrower will acquire Receivables under the RSCA in compliance with the terms thereof. The Borrower will take all reasonable actions to perfect and enforce its rights and interests (and the rights and interests of the Lender as assignee of the Borrower) under the Sale Agreements and the Performance Undertaking as the Lender may from time to time reasonably request, including, without limitation, making claims to which it may be entitled under any indemnity, reimbursement or similar provision contained in the RSCA provided that (i) unless a Facility Termination Event exists and is continuing hereunder and the Lender is exercising rights and remedies hereunder, the Borrower shall not be required to take any action to document, grant or perfect any Lien under or pursuant to the laws of any Foreign Jurisdiction.
(k)    Ownership of the Receivables. The Borrower and the Master Servicer will (or will require each Originator to) take all necessary action to (i) vest legal and equitable title to the Receivables, the Related Security and the Collections irrevocably in the Borrower, free and clear of any Adverse Claims other than the Permitted Liens and Adverse Claims in favor of the Lender (including, without limitation, the filing of all financing statements or other similar instruments or documents necessary under the UCC (or any comparable law) of all appropriate jurisdictions to perfect the Borrower’s interest in such Receivables, Related Security and Collections and such other action to perfect, protect or more fully evidence the interest of the Borrower therein as the Lender may reasonably request), and (ii) establish and maintain, in favor of the Lender, a valid and perfected security interest in the Collateral (in which a security interests can be perfected by the filing of a financing statement) to the full extent contemplated herein and subject to the Permitted Liens, free and clear of any Adverse Claims other than the Permitted Liens (including, without limitation, the filing of all financing statements or other similar instruments or documents necessary under the UCC (or any comparable law) of all appropriate jurisdictions to perfect the Lender’s interest in the Collateral and such other action to perfect, protect or more fully evidence the interest of the Lender as the Lender may reasonably request), provided that, in the case of subclauses (i) and (ii) of this clause (k), unless a Facility Termination Event exists and is continuing hereunder and the Lender is exercising rights and remedies hereunder, the Borrower and the Master Servicer shall not be required (and shall not be required to require any Originator) to take any action to document, grant or perfect any Lien under or pursuant to the laws of any Foreign Jurisdiction.
(l)    Collections. Each of the Borrower and the Master Servicer will, or will direct the applicable Originator to, require all Collections and proceeds of the Receivables and Related Security to be deposited into a Collection Account or into a Lock-Box that clears through a Collection Account on a daily basis. Notwithstanding any other provisions set forth herein, in the event any payments relating to Receivables are remitted directly to the Borrower, the Master Servicer or an Originator, the Borrower and Master Servicer will, or will direct the applicable Originator to, shall hold such Collections in trust and remit (or will cause all such payments to be remitted) directly to a Collection Account or Lock-Box that meets the requirements in the preceding sentence within two (2) Business Days following a Responsible Person of the Borrower, the Master Servicer or an Originator, as applicable, obtaining actual knowledge of the receipt thereof. Each of the Borrower and the Master Servicer shall cause each Collection Account to be subject to a Control Agreement that is in full force and effect within 45 days after the Closing Date.
(m)    Taxes. Such Loan Party will file all federal and all other material tax returns and reports required by law to be filed by it and will promptly pay all taxes and governmental charges at any time owing (exclusive of Excluded Taxes), provided that (i) no such tax or claim need be paid if it is being contested in good faith by appropriate proceedings promptly instituted and diligently conducted, so long as (x) adequate reserves or other appropriate provision as shall be required in conformity with GAAP, shall

Performance Undertaking

have been made therefor and (y) in the case of a tax or claim which has or may become a Lien against any of the Collateral, such contest proceedings conclusively operate to stay the sale of any portion of the Collateral to satisfy such tax or claim or (ii) failure to make such payment would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.
(n)    Insurance. The Master Servicer will maintain in effect, or cause to be maintained in effect, at the Master Servicer’s own expense, such casualty and liability insurance as the Master Servicer shall deem appropriate in its good faith business judgment.
(o)    Payment to Originators. With respect to any Receivable purchased by the Borrower under the RSCA, such purchase shall be affected under, and in compliance with the terms of, the RSCA, including, without limitation, the terms relating to the amount and timing of payments to be made to TPNA in respect of the purchase price for such Receivable.
(p)    Payment of Obligations. Each of the Borrower and the Master Servicer will pay and discharge, as the same shall become due and payable (beyond any period of grace or cure, if applicable), all its obligations and liabilities, including, (i) material Tax liabilities before the same shall become delinquent or in default, except where (A) the validity or amount thereof is being contested in good faith by appropriate proceedings and (B) TPX or the Borrower has set aside on its books adequate reserves with respect thereto in accordance with GAAP, (ii) all lawful claims in excess of $1,000,000 that, if unpaid, would by law become a Lien (other than a Permitted Lien) upon any Receivables; and (iii) all Material Indebtedness, as and when due and payable, but subject to any subordination provisions contained in any instrument or agreement evidencing such Indebtedness.
(q)    Anti-Corruption Laws; Sanctions. The Master Servicer shall maintain in effect and enforce policies and procedures designed to ensure compliance by the Master Servicer, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions.
Section 5.2.    Negative Covenants of Loan Parties. Until the date on which the Aggregate Unpaids have been paid in full (other than contingent indemnification obligations to the extent no claim giving rise thereto has been asserted) and the Commitment has terminated or expired:
(a)    Name Change, Offices and Records. The Borrower will not change its name, identity or legal form unless it shall have: (i) given the Lender written notice thereof within thirty (30) days after the occurrence thereof and (ii) delivered to the Lender all financing statements, instruments and other documents reasonably requested by the Lender in connection with such change; provided that unless a Facility Termination Event exists and is continuing hereunder and the Lender is exercising rights and remedies hereunder, the Borrower shall not be required to take any action to document, grant or perfect any Lien under or pursuant to the laws of any Foreign Jurisdiction. The Borrower shall not relocate its chief executive office or any office where Records are kept unless the Borrower gives the Lender notice thereof within fifteen (15) days after each such relocation.
(b)    Change in Payment Instructions to Obligors. Except as may be required by the Lender pursuant to Section 6.2(b), such Loan Party will not add or terminate any bank as a Collection Bank, or make any change in the instructions to Obligors regarding payments to be made to a Collection Accounts that at all times from and after May 28, 2017 is subject to a Control Agreement or to a Lock-Box that clears through such a Collection Account unless the Lender shall have received, (i) at least five (5) Business Days before the proposed effective date therefor, written notice of such addition, termination or change and (ii)

Performance Undertaking

with respect to the addition of a Collection Account, an executed Control Agreement; provided, however, that the Master Servicer may make changes in instructions to Obligors regarding payments if such new instructions require such Obligor to make payments to an existing Lock-Box or Collection Account that satisfies the conditions of this Section 5.2(b).
(c)    Modifications to Contracts and Credit and Collection Policy. No Loan Party will, and no Loan Party will permit any Originator to, make any change to the Credit and Collection Policy that could reasonably be expected to materially and adversely affect the collectability of any material portion of the Receivables (taken as a whole) or materially decrease the credit quality of any material portion of the newly created Receivables (taken as a whole) unless, in each case, required to do so by applicable law, rule and/or regulation provided that Loan Parties agree to provide the Lender with written notice within thirty (30) days after making a change to the Credit and Collection Policy as a result of a Requirement of Law (to the extent that such change would not otherwise be permitted hereunder other than on account of such Requirement of Law). Except as provided in Section 6.2(d), no Loan Party will, or will permit any Originator to, extend, amend or otherwise modify the terms of any Receivable or any terms of any Contract related to such Receivable in any material adverse respect other than in accordance with the Credit and Collection Policy.
(d)    Sales, Liens. Other than the ownership and security interests contemplated by the Transaction Documents and the Permitted Liens, the Borrower will not sell, assign (by operation of law or otherwise) or otherwise dispose of, or grant any option with respect to, or create or suffer to exist any Adverse Claim upon (including, without limitation, the filing of any financing statement) or with respect to, any Receivable, Related Security or Collections, or upon or with respect to any Contract under which any Receivable arises, or any Lock-Box or Collection Account, or assign any right to receive income with respect thereto (other than, in each case, the creation of the interests therein in favor of the Lender provided for herein), and, other than in regards to Permitted Liens, the Borrower will defend the right, title and interest of the Lender in, to and under any of the foregoing property, against all claims of third parties claiming through or under the Borrower or any Originator.
(e)    Termination of Sale Agreements. Except as otherwise permitted under Section 7.1(m) or occurring automatically under Section 7.1(e) hereof, the Borrower will not terminate either of the Sale Agreements or send any termination notice to any Material Originator in respect thereof, without the prior written consent of the Lender.
(f)    Restricted Junior Payments. The Borrower will not make any Restricted Junior Payment: (i) after the Amortization Date, or (ii) after the occurrence and during the continuance of a Potential Facility Termination Event or Facility Termination Event, in each of the foregoing cases, of the type described in Section 7.1(a), and written direction by the Lender to the Borrower blocking any additional Restricted Payments while such Facility Termination Event or Potential Facility Termination Event is continuing.
(g)    Borrower Indebtedness. Except as contemplated by the Transaction Documents, the Borrower will not incur or permit to exist any Indebtedness or liability on account of deposits except: (i) the Aggregate Unpaids, (ii) other current accounts payable arising in the ordinary course of business and not overdue, (iii) Indebtedness incurred in connection with the settlement of an Adverse Proceeding to the extent that such Adverse Proceeding has not triggered a Facility Termination Event, and (iv) Indebtedness (A) in respect of netting services, overdraft protections and otherwise in connection with the Collection Accounts or (B) arising from the honoring by a bank or other financial institution of a check, draft or similar

Performance Undertaking

instrument drawn against insufficient funds in the ordinary course of business or other cash management services (including automated clearinghouse (ACH) transfers) in the ordinary course of business.
(h)    Prohibition on Additional Negative Pledges. From and after the date hereof, the Borrower will not enter into or assume any new agreement (other than this Agreement and the other Transaction Documents) (i) prohibiting the creation or assumption of any Adverse Claim upon the Collateral except (x) as contemplated by the Transaction Documents, or (y) to the extent that such prohibition permits the Adverse Claims on the Collateral contemplated by the Transaction Documents, or (ii) otherwise prohibiting or restricting any transaction contemplated hereby or by the other Transaction Documents.
ARTICLE VI.

ADMINISTRATION AND COLLECTION
Section 6.1.    Designation of the Master Servicer.
(a)    The servicing, administration and collection of the Receivables shall be conducted by such Person (the “Master Servicer”) so designated from time to time in accordance with this Section 6.1. TPX is hereby designated as, and hereby agrees to perform the duties and obligations of, the Master Servicer pursuant to the terms of this Agreement. At any time after the occurrence and during the continuance of a Facility Termination Event, the Lender may designate as the Master Servicer any Person to succeed TPX or any successor Servicer.
(b)    TPX, in its capacity as the Master Servicer, may delegate to the Originators, as sub-Servicers of the Master Servicer, its duties and responsibilities as the Master Servicer hereunder in respect of the Receivables originated by such Originators. Without the prior written consent of the Lender, the Master Servicer shall not be permitted to delegate any of its duties or responsibilities as the Master Servicer to any Person other than (i) the Originators, and (ii) with respect to certain Charged-Off Receivables, outside collection agencies or collection attorneys in accordance with its customary practices. The Borrower shall not be permitted to further delegate to any other Person any of the duties or responsibilities of the Master Servicer delegated to it by TPX. If at any time following the occurrence of a Facility Termination Event, the Lender shall designate as the Master Servicer any Person other than TPX, all duties and responsibilities theretofore delegated by TPX to the Borrower or any Originator may, at the discretion of the Lender, be terminated forthwith on notice given by the Lender to TPX and to the Borrower.
(c)    Notwithstanding the foregoing subsection (b), (i) the Master Servicer shall be and remain primarily liable to the Lender for the full and prompt performance of all duties and responsibilities of the Master Servicer hereunder and (ii) the Lender shall be entitled to deal exclusively with the Master Servicer in matters relating to the discharge by the Master Servicer of its duties and responsibilities hereunder. The Lender shall not be required to give notice, demand or other communication to any Person other than the Master Servicer in order for communication to the Master Servicer and its sub-Servicer or other delegate with respect thereto to be accomplished. The Master Servicer, at all times that it is the Master Servicer, shall be responsible for providing any sub-Servicer or other delegate of the Master Servicer with any notice given to the Master Servicer under this Agreement.

Performance Undertaking

Section 6.2.    Duties of the Master Servicer.
(a)    The Master Servicer shall take or cause to be taken all such actions as may be necessary or advisable to collect each Receivable from time to time, in the Master Servicer’s good faith business judgment, all in accordance with applicable laws, rules and regulations, with reasonable care and diligence, and in accordance with the Credit and Collection Policy of each respective Originator.
(b)    The Master Servicer will instruct all Obligors to pay all Collections directly to a Collection Account or to a Lock-Box that clears through such a Collection Account. The Borrower shall cause a Control Agreement in form reasonably acceptable to the Lender to be in effect with respect to each Collection Account within 45 days of the Closing Date. In the case of any remittances received in a Collection Account that shall have been identified, to the satisfaction of the Master Servicer, to not constitute Collections or other proceeds of the Collateral, the Master Servicer shall promptly remit such items to the Person identified to it as being the owner of such remittances.
(c)    The Master Servicer (and from and after the Dominion Date, the Lender) shall administer the Collections in accordance with the procedures described herein and in Article II. At any time while Collections are received by the Master Servicer, whether through a Lock-Box, a Collection Account or otherwise, and a Responsible Person of the Master Servicer has actual knowledge thereof, the Master Servicer shall segregate and hold in trust for the account of the Borrower and the Lender their respective shares of such Collections prior to the remittance thereof in accordance with Article II.
(d)    The Master Servicer may, in accordance with the Credit and Collection Policy, extend the maturity of any Receivable or adjust the Outstanding Balance of any Receivable as the Master Servicer determines to be appropriate to maximize Collections thereof; provided, however, that such extension or adjustment shall not alter the status of such Receivable as a Delinquent Receivable, Defaulted Receivable or Charged-Off Receivable or limit the rights of the Lender under this Agreement. Notwithstanding anything to the contrary contained herein, following the occurrence and during continuation of a Facility Termination Event, the Lender shall have the absolute and unlimited right to direct the Master Servicer to commence or settle any legal action with respect to any Receivable or to foreclose upon or repossess any Related Security.
(e)    The Master Servicer shall hold in trust for the Borrower and the Lender all Records in its possession that (i) evidence or relate to the Receivables, the related Contracts and Related Security or (ii) are otherwise necessary or desirable to collect the Receivables and shall, following the occurrence of a Facility Termination Event that is continuing, as soon as practicable upon demand of the Lender while the Lender is exercising rights and remedies hereunder, make available to the Lender all such Records. The Master Servicer shall, from time to time at the reasonable request of the Lender after the occurrence and during the continuance of such Facility Termination Event, furnish to the Lender (promptly after any such request) a calculation of the amounts set aside for the Lender pursuant to Article II.
(f)    Any payment by an Obligor into a Collection Account (whether directly or via a Lock-Box) on account of a Receivable shall, if a Responsible Person of the applicable Originator (in the case of a payment to an Originator) or the Borrower has actual knowledge thereof, except as otherwise specified by such Obligor or otherwise required by Contract or law and unless otherwise instructed by the Lender, be applied as a Collection of Receivables of such Obligor starting with the oldest such Receivable to the extent of any amounts then due and payable thereunder.

Performance Undertaking

Section 6.3.    Collection Accounts. Subject to the terms of the applicable Control Agreement (which shall be entered into within 45 days of the Closing Date), the Borrower shall grant to the Lender, “control” (within the meaning of the UCC) over each Collection Account. The Borrower hereby authorizes the Lender, and agrees that the Lender shall be entitled (a) after the occurrence of the Dominion Date, to endorse the Borrower’s name on checks and other instruments representing Collections and take such action as shall be necessary or desirable to cause all cash, checks and other instruments constituting Collections of Receivables to come into the possession of the Lender rather than the Borrower, and (b) after the occurrence of a Facility Termination Event that is continuing, to enforce the Receivables, the related Contracts and the Related Security.
Section 6.4.    Collection Notices. The Lender is authorized to deliver to the Lock-Box Banks the Collection Notices with respect to the Collection Accounts upon the occurrence and during the continuance of an Amortization Event or Potential Facility Termination Event under Section 7.1(a). Subject to the terms of the applicable Control Agreement (which shall be entered into within 45 days of the Closing Date), the Borrower has transferred to the Lender, exclusive “control” over the Sweep Account and each future Collection Account; provided that the Borrower shall retain access to the Collection Accounts prior to delivery of the Collection Notices. In case any authorized signatory of the Borrower whose signature appears on a Control Agreement shall cease to have such authority before the delivery of such notice, such Collection Notice shall nevertheless be valid as if such authority had remained in force.
Section 6.5.    Responsibilities of the Borrower. Anything herein to the contrary notwithstanding, the exercise by the Lender of its rights hereunder shall not release the Master Servicer, any Originator or the Borrower from any of their duties or obligations with respect to any Receivables or under the related Contracts, as applicable. The Lender shall have no obligation or liability with respect to any Receivables or related Contracts, nor shall any of them be obligated to perform the obligations of the Borrower or the applicable Originator.
Section 6.6.    Reports.
(a)    On each Interim Reporting Date (if any), the Master Servicer shall prepare and deliver not later than 11:00 a.m. (New York City time) to the Lender an Interim Report.
(b)    On each Monthly Reporting Date, the Master Servicer shall prepare and deliver not later than 11:00 a.m. (New York City time) to the Lender, a Monthly Report for the calendar month then most recently ended.
(c)    At such times as the Lender shall reasonably request, the Master Servicer shall prepare and deliver not later than 11:00 a.m. (New York City time) five (5) Business Days after such request a listing by Obligor of all Receivables together with an aging of such Receivables provided that (i) the Master Servicer shall not be required to deliver such report to the Lender more than once per calendar year and (ii) such report shall be calculated as of the end of the Calculation Period preceding the Calculation Period during which such request was made.
(d)    The Lender acknowledges and agrees that any amounts required to be calculated under the Transaction Documents, including those contained in any Monthly Report or Interim Report, shall be calculated including Excluded Receivables provided that the outstanding balance of Excluded Receivables at any such time does not exceed $6,000,000.
Section 6.7.    Servicing Fees. In consideration of TPX’s agreement to act as the initial Master Servicer hereunder, so long as TPX shall continue to perform as the Master Servicer hereunder, TPX shall

Performance Undertaking

be paid a fee (the “Servicing Fee”) on each Monthly Payment Date, in arrears for the immediately preceding Calculation Period, equal to 1.00% per annum of the average aggregate Outstanding Balance of all Receivables during such period. At any time while the Master Servicer is not an Affiliate of the Borrower, the Servicing Fee shall be computed at such rate per annum as the Lender, the Borrower and the substitute the Master Servicer may mutually agree.
ARTICLE VII.

FACILITY TERMINATION EVENTS
Section 7.1.    Facility Termination Events. The occurrence of any one or more of the following events shall constitute a “Facility Termination Event”:
(a)    Failure by any Loan Party to pay or deposit (i) when due any Principal, whether at stated maturity, by acceleration, by notice of voluntary prepayment, by mandatory prepayment or otherwise; or (ii) any Interest on any Loan, any Fee or any other Aggregate Unpaid (other than Principal) within five (5) Business Days after the date due therefor.
(b)    Any Loan Party shall fail to perform or observe any covenant contained in any provision of Section 5.2, Section 6.2(c) or Section 6.6.
(c)    Any Loan Party shall fail to perform or observe any other covenant, agreement or other obligation under this Agreement (other than as referred to in another paragraph of this Section 7.1) or any other Transaction Document to which it is a party and such failure shall continue unremedied for thirty (30) consecutive days following the earlier to occur of (i) notice from the Lender and (ii) the date on which a Responsible Person of a Loan Party otherwise becomes aware of such non-performance or non-observance.
(d)    Any representation, warranty, certification or statement made by any Loan Party in any Transaction Document to which it is a party or that is contained in any certificate, document or financial or other statement furnished by it at any time pursuant to this Agreement or any such other Transaction Document shall prove to have been inaccurate in any material respect on or as of the date made or deemed made.
(e)    (i) Any Loan Party or Material Originator shall admit in writing its inability to pay its debts generally or shall make a general assignment for the benefit of creditors; (ii) any proceeding shall be instituted by or against any Loan Party or Material Originator seeking to adjudicate it bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee or other similar official for it or any substantial part of its property and, except in the case of a proceeding involving such Loan Party or Material Originator which was instituted by, or with the cooperation of, or acquiesced in by, such Loan Party or Material Originator, such proceeding remains undismissed, unvacated or unstayed for a period of sixty (60) days; or (iii) the board of directors or similar governing body of such Loan Party or Material Originator shall adopt any corporate, limited liability company or limited partnership, as applicable, resolution to authorize any of the actions set forth in clauses (i) or (ii) of this subsection (e).
(f)    Any order, judgment or decree shall be entered against any Loan Party or Material Originator decreeing the dissolution or split up of such Loan Party or Material Originator and such order shall remain undischarged or unstayed for a period in excess of thirty (30) days.

Performance Undertaking

(g)    The Internal Revenue Service shall file notice of a Lien pursuant to Section 6323 of the Code with regard to a material amount of the Receivables (which (x) have not been deducted from or (y) otherwise are included in the Borrowing Base), and the Collections and Related Security related to such Receivables, and such Lien shall not have been released within ten (10) Business Days.
(h)    (i) There shall occur one or more ERISA Events which individually or in the aggregate results in or would reasonably be expected to result in a Material Adverse Effect or an Originator Material Adverse Effect; or (ii) there exists any fact or circumstance that reasonably could be expected to result in the imposition of a Lien or security interest pursuant to Section 430(k) of the Code or ERISA or a violation of Section 436 of the Code unless the Receivables to which such Lien has attached (x) have been deducted from or (y) otherwise are not included in the Borrowing Base.
(i)    (i) Any money judgment, writ or warrant of attachment or similar process involving in any individual case or in the aggregate in an amount in excess of $50,000,000 (in either case to the extent not adequately covered by insurance as to which a solvent and unaffiliated insurance company has acknowledged coverage) shall be entered or filed against the Master Servicer or any one or more Originators, any of their respective Subsidiaries (other than the Borrower) or any of their respective assets and shall remain undischarged, unvacated, unbonded or unstayed for a period of sixty (60) days (or in any event later than five (5) days prior to the date of any proposed sale thereunder); or (ii) any money judgment, writ or warrant of attachment or similar process involving in any individual case or in the aggregate in an amount in excess of $100,000 (in either case to the extent not adequately covered by insurance as to which a solvent and unaffiliated insurance company has acknowledged coverage) shall be entered or filed against the Borrower or any of its assets and shall remain undischarged, unvacated, unbonded or unstayed for a period of sixty (60) days (or in any event later than five (5) days prior to the date of any proposed sale thereunder).
(j)    (i) The occurrence of any “Event of Default” under Section 8.01(b) of the TPX Credit Agreement, if the effect of such breach or default is to cause, that Indebtedness to become or be declared due and payable (or subject to a compulsory repurchase or redeemable) prior to its stated maturity or the stated maturity of any underlying obligation, as the case may be; or (ii) the Borrower shall fail to pay any principal of or premium or interest on any of its Indebtedness in excess of $100,000 (other than Indebtedness under this Agreement or any other Transaction Document) which is outstanding when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Indebtedness; or any other event shall occur or condition shall exist under any agreement or instrument relating to any such Indebtedness and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate the maturity of such Indebtedness; or any such Indebtedness shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), redeemed, purchased or defeased, or an offer to repay, redeem, purchase or defease such Indebtedness shall be required to be made, in each case prior to the stated maturity thereof.
(k)    A Change of Control shall occur.
(l)    Either (i) a “Termination Date” specified in clauses (i)-(iii) of the definition thereof in the RSA or RSCA shall occur with respect to any Material Originator or (ii) any Material Originator shall for any reason cease to transfer, or cease to have the legal capacity to transfer, or otherwise be incapable of selling or, as applicable, contributing Receivables under the Sale Agreement to which it is a party, provided, however, that upon 30 days’ prior written notice, a Material Originator may cease to sell or, as applicable, contribute Receivables (and otherwise cease to be a party) under the Sale Agreement to which it is a party

Performance Undertaking

(or cease to have the legal capacity to transfer, or otherwise be incapable of transferring Receivables under such Sale Agreement) without causing an Amortization Event under this Agreement if (1) such Material Originator has consolidated or merged with or into (or otherwise sold all or substantially all of its assets to) another Originator, or (2) to the extent that (a) the Aggregate Principal continues to be equal to or less than the lesser of the Facility Limit or the Borrowing Base after such Material Originator ceases to sell or contribute, (b) the Performance Guarantor and the remaining Originator(s) agree to such modified transaction terms as may be requested by the Lender as being necessary to maintain an implied rating equivalent to the implied rating of the facility evidenced by this Agreement prior to such Material Originator ceasing to sell or contribute, as determined in the exercise of the Lender’s reasonable credit judgment, and (c) no Amortization Event or Potential Amortization Event shall exist after such Material Originator shall cease to sell or contribute; provided that an Originator that is not a Material Originator shall be permitted to cease transferring Receivables and otherwise cease to be a party to the RSA or RSCA, as applicable, subject to satisfaction of the conditions set forth in clauses (2)(a) and (2)(c) above.
(m)    The Performance Undertaking shall cease to be effective or to be the legally valid, binding and enforceable obligation of Performance Guarantor, or Performance Guarantor shall contest in any proceeding in any court or any mediation or arbitral proceeding such effectiveness, validity, binding nature or enforceability of its obligations thereunder.
(n)    (i) This Agreement shall terminate in whole or in part (except in accordance with its terms), or shall cease to be effective or to be the legally valid, binding and enforceable obligation of the Borrower, or any Originator shall directly or indirectly contest in any manner such effectiveness, validity, binding nature or enforceability, or (ii) the Lender shall cease to have a valid and perfected security interest in the Receivables, the Related Security and the Collections with respect thereto, and the Collection Accounts subject in priority only to Permitted Liens other than to the extent that such security interest(s) cease(s) to be valid and perfected as a result of the failure of the Lender to take any action within its control.
(o)    TPX shall permit its Consolidated Interest Coverage Ratio (as defined in the TPX Credit Agreement) as of the last day of any period of four consecutive fiscal quarters of TPX to be less than 3.00:1.00.
(p)    TPX shall permit its Consolidated Total Leverage Ratio (as defined in the TPX Credit Agreement) as of the last day of any fiscal quarter of TPX to be more than 5.00:1.00.
(q)    TPX shall permit its Consolidated Secured Leverage Ratio (as defined in the TPX Credit Agreement) as of the last day of any fiscal quarter of TPX to be more than 3.50:1.00.
Section 7.2.    Remedies. Upon the occurrence and during the continuation of a Facility Termination Event, the Lender may, take any of the following actions: (i) replace the Person then acting as the Master Servicer, (ii) upon notice to the Loan Parties, declare the Amortization Date to have occurred, whereupon the Amortization Date shall forthwith occur, without demand, protest or further notice of any kind, all of which are hereby expressly waived by each Loan Party; provided, however, that upon the occurrence of a Facility Termination Event described in Section 7.1(e) with respect to any Loan Party, or of an actual or deemed entry of an order for relief with respect to any Loan Party under the Federal Bankruptcy Code, the Amortization Date shall automatically occur, without demand, protest or any notice of any kind, all of which are hereby expressly waived by each Loan Party, and (iii) notify Obligors of the Lender’s interests in the Receivables. The aforementioned rights and remedies shall be without limitation, and shall be in addition to all other rights and remedies of the Lender otherwise available under any other provision of this Agreement, by operation of law, at equity or otherwise, all of which are hereby expressly preserved,

Performance Undertaking

including, without limitation, all rights and remedies provided under the UCC, all of which rights shall be cumulative.
ARTICLE VIII.

INDEMNIFICATION
Section 8.1.    Indemnities by the Borrower. (a) Without limiting any other rights that the Lender may have hereunder or under applicable law, the Borrower hereby agrees to indemnify (and pay upon demand to) the Lender and its assigns, officers, directors, agents and employees (each an “Indemnified Party”) from and against any and all damages, losses, claims, Taxes, liabilities, costs, reasonable expenses and for all other amounts payable, including reasonable fees and disbursements of external counsel (all of the foregoing being collectively referred to as “Indemnified Amounts”) awarded against or incurred by any of them arising out of or as a result of this Agreement or the acquisition, either directly or indirectly, by the Lender of an interest in the Receivables excluding, however, in all of the foregoing instances:
(A) Indemnified Amounts to the extent a final judgment of a court of competent jurisdiction holds that such Indemnified Amounts resulted from gross negligence or willful misconduct on the part of the Indemnified Party seeking indemnification;
(B) Indemnified Amounts to the extent the same includes losses in respect of Receivables that are uncollectible on account of the insolvency, bankruptcy or lack of creditworthiness of the related Obligor;
(C) Excluded Taxes of such Indemnified Party; or
(D) Indemnified Amounts to the extent they resulted from an action brought by an Indemnified Party against any other Indemnified Party not involving the Borrower, the Master Servicer or any Originator.
provided, however, that nothing contained in this sentence shall limit the liability of the Borrower or limit the recourse of the Lender to the Borrower for amounts otherwise specifically provided to be paid by the Borrower under the terms of this Agreement. Without limiting the generality of the foregoing indemnification, the Borrower shall indemnify the Indemnified Parties for Indemnified Amounts (including, without limitation, losses in respect of uncollectible Receivables, regardless of whether reimbursement therefor would constitute recourse to the Borrower) relating to or resulting from (but expressly excluding from such Indemnified Amounts the Indemnified Amounts and Excluded Taxes referenced in clauses (A), (B), (C) and (D) of the immediately preceding sentence:
(i)    any representation or warranty made by any Loan Party, the Performance Guarantor or any Originator (or any officers of any such Person) under or in connection with this Agreement, any other Transaction Document or any other information or report required to be delivered by any such Person pursuant hereto or thereto, which shall have been false or incorrect in any respect when made or deemed made;
(ii)    the failure by any Loan Party or any Originator to comply with any applicable law, rule or regulation with respect to any Receivable or Contract related thereto, or the nonconformity of any Receivable or Contract included therein with any such applicable law, rule or regulation or any failure of any Originator to keep or perform any of its obligations, express or implied, with respect to any Contract;

Performance Undertaking

(iii)    any failure of any Loan Party, any Originator or the Performance Guarantor to perform its duties, covenants or other obligations in accordance with the provisions of any Transaction Document to which it is a party;
(iv)    any products liability, personal injury or damage suit, or other similar claim arising out of or in connection with merchandise, insurance or services that are the subject of any Contract or any Receivable;
(v)    any dispute, claim, offset or defense (other than discharge in bankruptcy of the Obligor) of the Obligor to the payment of any Receivable (including, without limitation, a defense based on such Receivable or the related Contract not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from the sale of the merchandise or service related to such Receivable or the furnishing or failure to furnish such merchandise or services;
(vi)    the commingling of Collections of Receivables at any time with other funds;
(vii)    any investigation, litigation or proceeding related to or arising from this Agreement or any other Transaction Document, the transactions contemplated hereby, the use of the proceeds of an Loan or any other investigation, litigation or proceeding relating to any Loan Party or any Originator in which any Indemnified Party becomes involved as a result of any of the transactions contemplated hereby;
(viii)    any inability to litigate any claim against any Obligor in respect of any Receivable as a result of such Obligor being immune from civil and commercial law and suit on the grounds of sovereignty or otherwise from any legal action, suit or proceeding;
(ix)    any Facility Termination Event described in Section 7.1(e);
(x)    any failure of the Borrower to acquire and maintain legal and equitable title to, and ownership of any Receivable and the Related Security and Collections with respect thereto from any Originator, free and clear of any Adverse Claim (other than as created hereunder); or any failure of the Borrower to give reasonably equivalent value to the applicable Originator under the RSCA in consideration of the transfer by it of any Receivable, or any attempt by any Person to void such transfer under statutory provisions or common law or equitable action;
(xi)    any failure to vest and maintain vested in the Lender a valid and perfected security interest in the Collateral, free and clear of any Adverse Claim (except for Permitted Liens) other than to the extent that such failure to so vest and so maintain vested in the in the Lender a valid and perfected security interest in the Collateral is as a result of the failure of the Lender to take any action within its control;
(xii)    the failure to have filed, or any delay in filing, financing statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other applicable laws with respect to any Collateral, whether on the date hereof or at any subsequent time, except (x) to the extent such failure or delay is caused by the Lender, or (y) to the extent not required under the Transaction Documents;

Performance Undertaking

(xiii)    any action or omission by any Loan Party which reduces or impairs the rights of the Lender with respect to any Collateral or the value of any Collateral;
(xiv)    any attempt by any Person to void any Loan or the security interest in the Collateral granted hereunder, whether under statutory provision, common law or equitable action; and
(xv)    the failure of any Receivable included in the calculation of the Borrowing Base as an Eligible Receivable to be an Eligible Receivable at the time so included.
(b)    After receipt by an Indemnified Party of notice of any investigative, administrative or judicial proceeding (collectively, a “Proceeding”) involving such Indemnified Party, such Indemnified Party shall, if a claim in respect thereof is to be made against the Borrower hereunder, promptly notify the Borrower in writing, and in reasonable detail, of such Proceeding. Upon receipt of notice from an Indemnified Party seeking indemnification hereunder with respect to any such Proceeding, the Borrower shall be entitled to assume the defense of any such Proceeding with counsel reasonably satisfactory to the Lender. Upon the Borrower’s assumption of the defense of any such Proceeding, the Indemnified Party shall have the right to participate in such Proceeding and to retain its own counsel but the Borrower shall not be liable for any legal expenses of other counsel subsequently incurred by such Indemnified Party in connection with the defense thereof unless (x) the Borrower agrees in writing to pay such fees and expenses, (y) the Borrower fails to employ counsel reasonably satisfactory to the Lender in a timely manner, or (z) the Indemnified Party shall have been advised by counsel that there are actual or potential conflicting interests between the Borrower, on the one hand, and the Indemnified Party, on the other hand, including situations in which there are one or more legal defenses available to the Indemnified Party that are different from or additional to those available to the Borrower; provided, however, that the Borrower shall not in any event be responsible hereunder for the fees and expenses of more than one counsel (plus local counsel, where necessary) for all Indemnified Parties in connection with any Proceeding. The Borrower shall have the sole authority to settle any claim for monetary damages and, if the Borrower chooses not to assume the defense of any such Proceeding, no Indemnified Party will consent to a settlement of, or the entry of any judgment arising from, any Proceeding without the Borrower’s prior written consent, which shall not be unreasonably withheld or delayed.
Section 8.2.    Indemnities by the Master Servicer. (a) Without limiting any other rights that the Lender may have hereunder or under applicable law, the Master Servicer hereby agrees to indemnify (and pay upon demand to) each Indemnified Party from and against any and all damages, losses, claims, taxes, liabilities, costs, reasonable expenses and for all other amounts payable, including reasonable fees and disbursements of external counsel (all of the foregoing being collectively referred to as “Servicer Indemnified Amounts”) awarded against or incurred by any of them arising out of or as a result of the Master Servicer’s failure to duly and punctually perform its obligations under this Agreement excluding, however, in all of the foregoing instances:
(A) Servicer Indemnified Amounts to the extent a final judgment of a court of competent jurisdiction holds that such Servicer Indemnified Amounts resulted from gross negligence or willful misconduct on the part of on the part of the Indemnified Party seeking indemnification; and
(B) Servicer Indemnified Amounts to the extent the same includes losses in respect of Receivables that are uncollectible on account of the insolvency,

Performance Undertaking

bankruptcy or lack of creditworthiness or financial inability or unwillingness to pay (other than a dispute giving rise to a Dilution) of the related Obligor;
(C) Servicer Indemnified Amounts to the extent they resulted from an action brought by an Indemnified Party against any other Indemnified Party not involving the Borrower, the Master Servicer or any Originator.
provided, however, that nothing contained in this sentence shall limit the liability of the Master Servicer or limit the recourse of the Lender to the Master Servicer for Collections received by the Master Servicer and required to be remitted by it under the terms of this Agreement. Without limiting the generality of the foregoing indemnification, the Master Servicer shall indemnify the Indemnified Parties for Servicer Indemnified Amounts relating to or resulting from (but expressly excluding from such Servicer Indemnified Amounts the Master Servicer Indemnified Amounts referenced in clauses (A), (B) and (C) from the immediately preceding sentence):
(i)    any representation or warranty made by the Master Servicer (or any officers of the Master Servicer) under or in connection with this Agreement, any other Transaction Document or any other information or report delivered by any such Person pursuant hereto or thereto, which shall have been false or incorrect in any respect when made or deemed made;
(ii)    the failure by the Master Servicer to comply with any applicable law, rule or regulation with respect to the collection of any Receivable or Related Security;
(iii)    any failure of the Master Servicer to perform its duties, covenants or other obligations in accordance with the provisions of this Agreement or any other Transaction Document;
(iv)    the commingling by the Master Servicer of Collections of Receivables or funds or other assets arising therefrom at any time with other funds;
(v)    any investigation, litigation or proceeding relating to the Master Servicer in which any Indemnified Party becomes involved as a result of any of the transactions contemplated hereby;
(vi)    [any Facility Termination Event of the type described in Section 7.1(e) with respect to the Master Servicer;] and
(vii)    any action or omission by the Master Servicer relating to its obligations hereunder which reduces or impairs the rights of the Lender with respect to any Receivable or the value of any such Receivable.
(c)    After receipt by an Indemnified Party of notice of any Proceedings involving such Indemnified Party, such Indemnified Party shall, if a claim in respect thereof is to be made against the Master Servicer hereunder, promptly notify the Master Servicer in writing, and in reasonable detail, of such Proceeding. Upon receipt of notice from an Indemnified Party seeking indemnification hereunder with respect to any such Proceeding, the Master Servicer shall be entitled to assume the defense of any such Proceeding with counsel reasonably satisfactory to the Lender. Upon the Master Servicer’s assumption of the defense of any such Proceeding, the Indemnified Party shall have the right to participate in such Proceeding and to retain its own counsel but the Master Servicer shall not be liable for any legal expenses of other counsel subsequently incurred by such Indemnified Party in connection with the defense thereof unless (x) the Master Servicer agrees in writing to pay such fees and expenses, (y) the Master Servicer fails

Performance Undertaking

to employ counsel reasonably satisfactory to the Lender in a timely manner, or (z) the Indemnified Party shall have been advised by counsel that there are actual or potential conflicting interests between the Master Servicer, on the one hand, and the Indemnified Party, on the other hand, including situations in which there are one or more legal defenses available to the Indemnified Party that are different from or additional to those available to the Master Servicer; provided, however, that the Master Servicer shall not in any event be responsible hereunder for the fees and expenses of more than one counsel (plus local counsel, where necessary) for all Indemnified Parties in connection with any Proceeding. The Master Servicer shall have the sole authority to settle any claim for monetary damages and, if the Master Servicer chooses not to assume the defense of any such Proceeding, no Indemnified Party will consent to a settlement of, or the entry of any judgment arising from, any Proceeding without the Master Servicer’s prior written consent, which shall not be unreasonably withheld or delayed.
Section 8.3.    Costs and Expenses. The Borrower shall pay (a) all reasonable and documented or invoiced out-of-pocket expenses incurred by the Lender and its Affiliates (including, but not limited to, the reasonable fees, disbursements and other charges of counsel which shall be limited to the reasonable and documented or invoiced out-of-pocket fees, disbursements and other charges of a single counsel, as counsel to the Lender, and if necessary, of one regulatory and one local counsel retained by the Lender in each relevant regulatory field and each relevant jurisdiction, respectively), in connection with the preparation, negotiation, execution, delivery and administration of this Agreement (including periodic lien searches and good standing verifications) and the other Transaction Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), and (b) all out-of-pocket expenses incurred by the Lender (including, but not limited to, the reasonable fees, disbursements and other charges of counsel which shall be limited to the reasonable and documented or invoiced out-of-pocket fees, disbursements and other charges of (x) a single counsel, as counsel to the Lender, (y) if necessary, of one regulatory and one local counsel to the Lender retained by the Lender in each relevant regulatory field and each relevant jurisdiction, respectively and (z) in the case of any actual or reasonably perceived conflict of interest, one additional legal counsel for all similarly situated Persons in each applicable jurisdiction), in each case, in connection with the enforcement or protection of its rights (1) in connection with this Agreement and the other Transaction Documents, including its rights under this Section, or (2) in connection with the Loans made hereunder (including negotiations related thereto), including all such out-of-pocket expenses incurred during any workout and restructuring. If any reasonable cost or out-of-pocket expense covered by this Section 8.3 (“Covered Expense”) is not paid within 30 days of the Borrower’s receipt of an invoice therefor, setting forth in reasonable detail the goods or services giving rise thereto, the Lender may (but shall not be obligated to) charge the aggregate outstanding principal balance of the Loans therefor and pay such Covered Expense directly.
ARTICLE IX.

[RESERVED]

ARTICLE X.

ASSIGNMENTS; PARTICIPATIONS
Section 10.1.    Successors and Assigns.

Performance Undertaking

(a)    Assignments by Lender. The Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement and the other Transaction Documents (including all or a portion of its Commitment and Loans at the time owing to it); provided that any such assignment shall (i) be in a minimum mount not less than $5,000,000, and (ii) require the consent of the Borrower (which consent shall not be unreasonably withheld or delayed) unless a Facility Termination Event exists and is continuing.
(b)    Register. The Lender, acting solely for this purpose as an agent of the Borrower (and such agency being solely for tax purposes), shall maintain at the Lender’s Lending Office a copy of each assignment agreement delivered to it (or the equivalent thereof in electronic form) and a register in which it shall record the names and addresses of the assignee (s), and the Commitments of, and principal amounts (and stated interest) of the Loans owing to, each assignee and the Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrower and the Lender shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as the Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower and the Lender, at any reasonable time and from time to time upon reasonable prior notice.
(c)    Participations. The Lender may at any time, without the consent of, or notice to, the Borrower, sell participations to any Person (other than a natural Person, a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of a natural Person or the Borrower or any of the Borrower’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of the Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans owing to it); provided that (A) the Lender’s obligations under this Agreement shall remain unchanged, (B) the Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Borrower shall continue to deal solely and directly with the Lender in connection with the Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which the Lender sells such a participation shall provide that the Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that the Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification (A) that extends the Facility Termination Date or the date of any payment or deposit of Collections by the Borrower or the Servicer, (B) reduces the rate or extends the time of payment of Interest (or any component of Interest), (C) reduces any Fee payable to the Participant, (D) changes the Principal of any Loan, (E) releases all or substantially all of the Collateral, (F) amends, modifies or waives any provision of this Section 10.1(c), (G) consents to or permits the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement, (H) changes the definition of “Amortization Event”, “Borrowing Base”, “Commitment”, “Facility Termination Event”, “Net Pool Balance,” or “Required Reserve” or (I) amend or modify any defined term (or any defined term used directly or indirectly in such defined term) used in clauses (A) through (H) above in a manner that would circumvent the intention of the restrictions set forth in such clauses. Any modification or waiver made in accordance with this Section 10.1 shall be binding upon each of the parties hereto.
(d)    Certain Pledges. The Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of the Lender to a Federal Reserve Bank; provided that no such pledge or assignment shall release the Lender from any of its obligations hereunder or substitute any such pledgee or assignee for the Lender as a party hereto.

Performance Undertaking

ARTICLE XI.

GRANT OF SECURITY INTEREST
Section 11.1.    Grant of Security Interest. The Borrower hereby grants to the Lender a continuing security interest in all of the Borrower’s right, title and interest in, to and under all Receivables now existing or hereafter arising, the Collections, each Lock-Box, the Sweep Account and each other Collection Account, all Related Security, all other rights and payments relating to such Receivables, and all proceeds of any of the foregoing (collectively, the “Collateral”), prior to all other Liens (other than Permitted Liens) therein to secure the prompt and complete payment of the Aggregate Unpaids and the performance of all of the Borrower’s obligations under the Transaction Documents. The Lender is hereby authorized to file a financing statement naming the Borrower as the debtor and describing the collateral covered thereby as “all assets and the proceeds thereof” or words of similar effect. The Lender shall have, in addition to the rights and remedies that it may have under this Agreement, all other rights and remedies provided to a secured creditor under the UCC and other applicable law, which rights and remedies shall be cumulative.
ARTICLE XII.

MISCELLANEOUS
Section 12.1.    Waivers and Amendments.
(a)    No failure or delay on the part of the Lender in exercising any power, right or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or remedy preclude any other further exercise thereof or the exercise of any other power, right or remedy. The rights and remedies herein provided shall be cumulative and nonexclusive of any rights or remedies provided by law. Any waiver of this Agreement shall be effective only in the specific instance and for the specific purpose for which given.
(b)    No amendment or waiver of any provision of this Agreement or any other Transaction Document, and no consent to any departure by any Loan Party therefrom, shall be effective unless in writing signed by each of the parties thereto.
Section 12.2.    Notices. Except as provided in this Section 12.2, all communications and notices provided for hereunder shall be in writing (including electronic mail, bank wire, telecopy or electronic facsimile transmission or similar writing) and shall be given to the other parties hereto at their respective addresses or telecopy numbers set forth on the signature pages hereof or at such other address or telecopy number as such Person may hereafter specify for the purpose of notice to each of the other parties hereto. Each such notice or other communication shall be effective (a) if given by telecopy or electronic mail, upon the receipt thereof, (b) if given by mail, three (3) Business Days after the time such communication is deposited in the mail with first class postage prepaid or (c) if given by any other means, when received at the address specified in this Section 12.2. The Borrower hereby authorizes the Lender to effect Loans and Aggregate Reductions based on telephonic or electronic mail notices made by any Person whom the Lender in good faith believes to be acting on behalf of the Borrower. The Borrower agrees to deliver promptly to the Lender a written confirmation of each telephonic or electronic mail notice signed by an Responsible Person of the Borrower; provided, however, the absence of such confirmation shall not affect the validity of such notice. If the written confirmation differs from the action taken by the Lender, the records of the Lender shall govern absent manifest error.

Performance Undertaking

Section 12.3.    Setoff. If a Facility Termination Event shall have occurred and be continuing, the Lender and each of its respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by the Lender or any such Affiliate to or for the credit or the account of the Borrower against any and all of the obligations of the Borrower now or hereafter existing under this Agreement or any other Transaction Document to the Lender or its respective Affiliates, irrespective of whether or not the Lender or Affiliate shall have made any demand under this Agreement or any other Transaction Document and although such obligations of the Borrower may be contingent or unmatured or are owed to a branch, office or Affiliate of the Lender different from the branch, office or Affiliate holding such deposit or obligated on such indebtedness. The rights of the Lender and its respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that the Lender or its respective Affiliates may have. The Lender agrees to notify the Borrower and the Lender promptly after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application.
Section 12.4.    Protection of Security Interests.
(b)    The Borrower agrees that from time to time, at its expense, it will promptly execute and deliver all instruments and documents, and take all actions, that may be necessary or desirable, or that the Lender may reasonably request, to perfect, protect or more fully evidence the Lender’s security interest in the Collateral, or to enable the Lender to exercise and enforce its rights and remedies hereunder provided that the Borrower shall not be required to take any action to grant or perfect any lien or security interest in Collateral in a Foreign Jurisdiction or under or pursuant to the laws of a Foreign Jurisdiction (and the Borrower shall not be required to enter into any security agreements or pledge agreements governed by laws of any Foreign Jurisdictions) unless and until a Facility Termination Event has occurred and is continuing, the Lender is exercising rights and remedies under this Agreement, the Lender requires the Borrower to take such action and such action is required in connection with the Lender’s exercise of its rights and remedies hereunder. At any time after the Dominion Date, the Lender may, or may direct the Borrower or the Master Servicer to, notify the Obligors of Receivables, at the Borrower’s expense, of the security interests of the Lender under this Agreement and may also direct that payments of all amounts due or that become due under any or all Receivables be made directly to the Lender or its designee. The Borrower or the Master Servicer (as applicable) shall, at the Lender’s request, withhold the identity of the Lender in any such notification.
(c)    If any Loan Party fails to perform any of its obligations hereunder, the Lender may (but shall not be required to) perform, or cause performance of, such obligations, and the Lender’s costs and expenses incurred in connection therewith shall be payable by the Borrower as provided in Section 8.3. Each Loan Party irrevocably authorizes the Lender any time and from time to time in the sole discretion of the Lender, and appoints the Lender its attorney-in-fact, to act on behalf of such Loan Party to execute on behalf of the Borrower as debtor and to file financing statements necessary or desirable in the Lender’s sole discretion to perfect and to maintain the perfection and priority of the interest of the Lender in the Receivables, including, financing statements describing as the collateral covered thereby consistent with the description of Collateral set forth herein provided that, the Borrower shall not be required to take any action to grant or perfect any lien or security interest in Collateral in a Foreign Jurisdiction or under or pursuant to the laws of a Foreign Jurisdiction (and the Borrower shall not be required to enter into any security agreements or pledge agreements governed by laws of any Foreign Jurisdictions) unless and until a Facility Termination Event has occurred and is continuing, the Lender is exercising rights and remedies under this Agreement, the Lender requires the Borrower to take such action and such action is required in

Performance Undertaking

connection with the Lender exercising its rights and remedies hereunder. This appointment is coupled with an interest and is irrevocable.
Section 12.5.    Confidentiality. The Lender agrees to keep confidential the terms of the Fee Letter and all non-public information provided to it by any Loan Party pursuant to or in connection with this Agreement that is designated by the provider thereof as confidential; provided that nothing herein shall prevent the Lender from disclosing any such information (a) to any affiliate of the Lender, (b) subject to an agreement to comply with confidentiality obligations at least as restrictive as those contained in this Section, to any actual or prospective assignee of the Lender (or any professional advisor to such counterparty), (c) to its employees, directors, agents, independent auditors, ratings agencies, attorneys, accountants and other professional advisors or those of any of its affiliates, in each case, who are instructed to comply with the confidentiality provisions herein, (d) upon the request or demand of any Governmental Authority, (e) in response to any order of any court or other Governmental Authority or as may otherwise be required pursuant to any Requirement of Law, (f) if requested or required to do so in connection with any litigation or similar proceeding, (g) that has been (i) publicly disclosed without breach of the terms of this Section 12.5, (ii) received by the Lender from a third party that is not, to the knowledge of the Lender, subject to contractual or fiduciary confidentiality obligations owing to any Loan Party with respect to such information or (iii) independently developed by the Lender, (h) to the National Association of Insurance Commissioners or any similar organization or any nationally recognized rating agency that requires access to information about a Lender’s investment portfolio in connection with ratings issued with respect to such Lender, (i) in connection with the exercise of any remedy hereunder or under any other Transaction Document, (j) if agreed in writing by TPX in its sole discretion, to any other Person, (k) pursuant to customary disclosure about the terms of the financing contemplated hereby in the ordinary course of business to market data collectors and similar service providers to the loan industry for league table purposes or (k) to its permitted pledgees and secured parties (including the Federal Reserve Bank of New York or any other central bank). The Lender acknowledges that information furnished to it pursuant to this Agreement or the other Transaction Documents may include material non-public information concerning TPX and its Affiliates and their related parties or their respective securities, and confirms that it has developed compliance procedures regarding the use of material non-public information and that it will handle such material non-public information in accordance with those procedures and applicable law, including Federal and state securities laws. All information, including requests for waivers and amendments, furnished by TPX or the Lender pursuant to, or in the course of administering, this Agreement or the other Transaction Documents will be syndicate-level information, which may contain material non-public information about TPX and its Affiliates and their related parties or their respective securities. Accordingly, the Lender represents to TPX that it has identified a credit contact who may receive information that may contain material non-public information in accordance with its compliance procedures and applicable law, including Federal and state securities laws.
Section 12.6.    Power of Attorney. The Borrower hereby irrevocably designates and appoints the Lender (and all Persons designated by the Lender) as the Borrower’s true and lawful attorney-in-fact, and authorizes the Lender, in the Borrower’s or the Lender’s name, to at any time a Facility Termination Event exists or has occurred and is continuing: (i) demand payment on Receivables or other Collateral; (ii) enforce payment of Receivables by legal proceedings or otherwise; (iii) exercise all of the Borrower’s rights and remedies to collect any Receivable or other Collateral; (iv) sell or assign any Receivable upon such terms, for such amount and at such time or times as the Lender deems advisable; (v) settle, adjust, compromise, extend or renew any Receivable; (vi) discharge and release any Receivable; (vii) prepare, file and sign the Borrower’s name on any proof of claim in bankruptcy or other similar document against an account debtor or other obligor in respect of any Receivables or other Collateral; (viii) notify the post office authorities to change the address for delivery of remittances from Obligors in respect of Receivables or other proceeds

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of Collateral to an address designated by the Lender, and open and dispose of all mail addressed to the Borrower and handle and store all mail relating to the Collateral; (ix) do all acts and things which are necessary, in the Lender’s determination, to fulfill the Borrower’s obligations under this Agreement and the other Transaction Documents, (x) take control in any manner of any item of payment in respect of Receivables or constituting Collateral or otherwise received in or for deposit in a Collection Account or otherwise received by the Lender, (xi) have access to any Lock-Box into which remittances of Collections are sent or received, (xii) endorse the Borrower’s name upon any items of payment in respect of Receivables or constituting Collateral or otherwise received by the Lender and deposit the same in the Lender’s account for application to the Aggregate Unpaids, (xiii) endorse the Borrower’s name upon any chattel paper, document, instrument, invoice, or similar document or agreement relating to any Receivable or any goods pertaining thereto or any other Collateral, including any warehouse or other receipts, or bills of lading and other negotiable or non-negotiable documents, and (xiv) sign the Borrower’s name on any verification of Receivables and notices thereof to account debtors or any secondary obligors or other obligors in respect thereof. The Borrower hereby releases the Lender and its officers, employees and designees from any liabilities arising from any act or acts under this power of attorney and in furtherance thereof, whether of omission or commission, except as a result of the Lender’s own gross negligence, willful misconduct or fraud as determined pursuant to a final non-appealable order of a court of competent jurisdiction.
Section 12.7.    Limitation of Liability. No claim may be made by any party or any other Person against any other party or its respective Affiliates, directors, officers, employees, attorneys or agents for any special, indirect, consequential or punitive damages in respect of any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by this Agreement, or any act, omission or event occurring in connection therewith; and each of the parties hereto hereby waives, releases, and agrees not to sue upon any claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.
Section 12.8.    CHOICE OF LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW WHICH SHALL APPLY HERETO) EXCEPT TO THE EXTENT THAT THE PERFECTION OF THE LENDER’S SECURITY INTEREST IN THE COLLATERAL OR REMEDIES HEREUNDER IN RESPECT THEREOF ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK.
Section 12.9.    CONSENT TO JURISDICTION. EACH LOAN PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT IT WILL NOT COMMENCE ANY ACTION, LITIGATION OR PROCEEDING OF ANY KIND OR DESCRIPTION, WHETHER IN LAW OR EQUITY, WHETHER IN CONTRACT OR IN TORT OR OTHERWISE, AGAINST THE LENDER, IN ANY WAY RELATING TO THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT OR THE TRANSACTIONS RELATING HERETO OR THERETO, IN ANY FORUM OTHER THAN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF AND EACH OF THE LOAN PARTIES IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF SUCH COURTS, AND AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION, LITIGATION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE LOAN PARTIES AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION, LITIGATION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER TRANSACTION DOCUMENT SHALL AFFECT ANY RIGHT THAT THE LENDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT AGAINST THE

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BORROWER OR ANY OTHER LOAN PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION. EACH LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE LAYING OF VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING ARISNG OUT OF OR RELATING OT THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT IN ANY SUCH COURT. EACH OF THE LOAN PARITES HERETO IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.
Section 12.10.    WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT, ANY DOCUMENT EXECUTED BY ANY LOAN PARTY PURSUANT TO THIS AGREEMENT OR THE RELATIONSHIP ESTABLISHED HEREUNDER OR THEREUNDER.
Section 12.11.    Integration; Binding Effect; Survival of Terms.
(a)    This Agreement and each other Transaction Document contain the final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and thereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof and thereof superseding all prior oral or written understandings.
(b)    This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns (including any trustee in bankruptcy). This Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms and shall remain in full force and effect until terminated in accordance with its terms; provided, however, that the rights and remedies with respect to (i) any breach of any representation and warranty made by any Loan Party pursuant to Article III, (ii) the indemnification and payment provisions of Article VIII, and Sections 12.5 through and including 12.10 shall be continuing and shall survive any termination of this Agreement.
Section 12.12.    Counterparts; Severability; Section References. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same Agreement. To the fullest extent permitted by applicable law, delivery of an executed counterpart of a signature page of this Amendment by telefacsimile or electronic image scan transmission (such as a “pdf” file) will be effective to the same extent as delivery of a manually executed original counterpart of this Amendment. Any party who delivers an executed counterpart of this Agreement by telefacsimile or other electronic method of transmission also shall deliver an original executed counterpart of this Agreement, but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement. Any provisions of this Agreement which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Unless otherwise expressly indicated, all references herein to “Article,” “Section,” “Schedule” or “Exhibit” shall mean articles and sections of, and schedules and exhibits to, this Agreement.
Section 12.13.    Patriot Act. The Lender hereby notifies the Borrower and the Master Servicer that pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies the Borrower, the Master Servicer and their respective Subsidiaries, which information includes

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the names and addresses of the Borrower, the Originators, the Master Servicer and their respective Subsidiaries and other information that will allow the Lender to identify such parties in accordance with the Patriot Act.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their duly authorized officers as of the date hereof.
TEMPUR SEALY RECEIVABLES, LLC, AS THE BORROWER
BY: TEMPUR-PEDIC NORTH AMERICA, LLC, ITS MANAGER

By: /s/ Barry A. Hytinen____
Name: Barry Hytinen
Title: Executive Vice President and Chief Financial Officer

Address:
1000 Tempur Way
Lexington, KY 40511
Attention: James Schockett

Phone: (859) 455-2026
Fax: n/a
Email: James.Schockett@tempersealy.com

TEMPUR SEALY INTERNATIONAL, INC., AS THE MASTER SERVICER

By: /s/ Barry A. Hytinen___
Name: Barry Hytinen
Title: Executive Vice President and Chief Financial Officer

Address:
1000 Tempur Way
Lexington, KY 40511
Attention: James Schockett

Phone: (859) 455-2026
Fax: n/a
Email: James.Schockett@tempersealy.com

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WELLS FARGO BANK, NATIONAL ASSOCIATION, AS THE LENDER

By: /s/ Patrick E. McConnell
Name: Patrick E. McConnell
Title: Director
Address:    Wells Fargo Bank, National Association
1100 Abernathy Rd., NE
16th Floor, Suite 16000
Atlanta, GA 30328
Attention:    Patrick E. McConnell
Email:        WFCFReceivablesSecuritizationAtlanta@wellsfargo.com; patrick.e.mcconnell@wellsfargo.com
Phone:        (770) 508-1304
Fax:        (866) 972-3558

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EXHIBIT I

DEFINITIONS
Capitalized terms used and not otherwise defined in this Agreement (including this Exhibit I for the avoidance of doubt), are used with the meanings attributed thereto in the RSCA.
Except as otherwise specified in this Agreement, all references in this Agreement (i) to any Person (other than the Borrower) shall be deemed to include such Person’s successors and assigns, and (ii) to any law, agreement, statute or contract specifically defined or referred to in this Agreement shall be deemed references to such law, agreement, statute or contract as the same may be supplemented, amended, waived, consolidated, replaced or modified from time to time, but only to the extent permitted by, and effected in accordance with, the terms thereof. The words “herein,” “hereof” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any provision of this Agreement, and references to “Article,” “Section,” “paragraph,” “Exhibit,” “Schedule” and “Appendix” are references to this Agreement unless otherwise specified. Whenever the context so requires, words importing any gender include the other gender. Any of the defined terms may, unless the context otherwise requires, be used in the singular or the plural depending on the reference; the singular includes the plural and the plural includes the singular. The word “or” shall not be exclusive.
All accounting terms not otherwise defined in this Agreement shall have the meanings assigned them in conformity with GAAP. All terms used in Article 9 of the UCC and not specifically defined in this Agreement shall be defined herein and in the Transaction Documents as such terms are defined in Article 9 of the UCC as in effect in the State of New York. Each reference to this Agreement, any other Transaction Document, or any other agreement shall be a reference to such agreement together with all exhibits, schedules, attachments and appendices thereto, in each case as amended, restated, supplemented or otherwise modified from time to time in accordance with the terms thereof and hereof unless otherwise expressly stated. References to “writing” include telecopying, printing, typing, lithography and other means of reproducing words in a tangible visible form including computer generated information accessible in tangible visible form. References to “written” include faxed, printed, typed, lithographed and other means of reproducing words or symbols in a tangible visible form consistent with the preceding sentence. The words “including,” “includes” and “include” shall be deemed to be followed by the words “without limitation”. For purposes of determining any ratio or making financial calculations hereunder that include a reference to one or more months in such determination, such reference shall be deemed a reference to a Calculation Period.
If at any time any change in GAAP (including the adoption of IFRS) would affect any covenant or other provision of this Agreement, including without limitation, the computation of any financial ratio or requirement set forth in any Transaction Document, and either the Borrower or the Lender shall so request, the Lender and the Borrower shall negotiate in good faith to amend such covenant or other provision to preserve the original intent thereof in light of such change in GAAP; provided that, until so amended, (i) such covenant or other provision shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Borrower shall deliver a certificate in reasonable detail specifying the nature of such change and the effect thereof on such calculations. Notwithstanding any other provisions set forth herein, leases shall continue to be classified and accounted for on a basis consistent with that reflected in the Audited Financial Statements for all purposes of this Agreement, notwithstanding any

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change in GAAP relating thereto, unless the parties hereto shall enter into a mutually acceptable amendment addressing such changes, as provided for above.
Unless otherwise expressly provided herein, any period of time ending on a day which is not a Business Day shall end on the next succeeding Business Day. Unless otherwise stated in this Agreement, in the computation of a period of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each means “to but excluding.”
In addition, as used in this Agreement, the following terms shall have the following meanings:
“31+ Day Delinquency Ratio” means, at any time, a percentage equal to (a) the aggregate outstanding principal balance of all Receivables that were 31+ Day Delinquent Receivables at such time divided by (b) the aggregate outstanding principal balance of all Receivables at such time.
“31+ Day Delinquent Receivable” means a Receivable (which is not a Defaulted Receivable) as to which any payment, or part thereof, remains unpaid for more than 30 days from the original due date.
“61+ Day Delinquent Receivable” means a Receivable (which is not a Defaulted Receivable) as to which any payment, or part thereof, remains unpaid for more than 60 days from the original due date.
“ABR Loan” means a Loan at any time a rate based on the Alternate Base Rate is applicable thereto.
“Adjusted Dilution Ratio” means, at any time, the rolling average of the Dilution Ratios for the 12 Calculation Periods then most recently ended.
“Adverse Claim” means any Lien or other right or claim in, of or on any Person’s assets or properties in favor of any other Person (but excluding all claims by any Originator for payment in regards to Receivables sold by such Originator to the Borrower).
“Adverse Proceeding” means any action, suit, proceeding, hearing (in each case, whether administrative, judicial or otherwise), governmental investigation or arbitration (whether or not purportedly on behalf of the Borrower) at law or in equity, or before or by any Governmental Authority, domestic or foreign, whether pending or, to the knowledge of any Responsible Person of the Borrower, threatened against or affecting the Borrower or any property of the Borrower.
“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person or any Subsidiary of such Person. A Person shall be deemed to control another Person if the controlling Person owns 10% or more of any class of voting securities of the controlled Person or possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of stock, by Contract or otherwise.
“Aggregate Principal” means the aggregate amount of Principal outstanding on all Loans.
“Aggregate Reduction” has the meaning specified in Section 1.3(b).
“Aggregate Unpaids” means, at any time, the sum of the Aggregate Principal and all Required Amounts.

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“Agreement” means this Credit and Security Agreement, as it may be amended, restated, supplemented or otherwise modified and in effect from time to time.
“Alternate Base Rate” means, for any day, a rate per annum equal to the higher as of such day of (i) the Prime Rate, or (ii) one-half of one percent (0.50%) above the Federal Funds Rate. For purposes of determining the Alternate Base Rate for any day, changes in the Prime Rate or the Federal Funds Rate shall be effective on the date of each such change.
“Amortization Date” means the earlier to occur of (a) the Business Day immediately prior to the occurrence of a Facility Termination Event set forth in Section 7.1(e) and (b) the Business Day specified in a written notice from the Lender following the occurrence and during continuation of any other Amortization Event.
“Amortization Event” means the occurrence of any of the following: (a) at the end of any Calculation Period (i) the average of the 31+ Day Delinquency Ratios for the three Calculation Periods then most recently ended shall exceed 23.00%, (ii) the average of the Default Ratios for the three Calculation Periods then most recently ended shall exceed 4.00%, or (iii) the average of the Dilution Ratios for the three Calculation Periods then most recently ended shall exceed 15.00%; (b) a “Termination Date” specified in clause (iv) of the definition thereof in the RSA or RSCA shall occur with respect to any Material Originator; or (c) a Facility Termination Event.
“Applicable Margin” has the meaning set forth in the Fee Letter; provided, however, that from and after the occurrence of a Facility Termination Event, the Applicable Margin shall increase by 200 basis points.
“Authorized Person” means any manager, employee or person acting in any other capacity on behalf of the Borrower who, in each case, has been authorized by the Board of Managers to act as a legally authorized agent or other representative of the Borrower in connection with the performance of any obligations or covenants under the Transaction Documents.
“Borrower” has the meaning set forth in the preamble to this Agreement.
“Borrowing Base” means, on any date of determination, the Net Pool Balance less the Required Reserves plus, on or prior to SMMC Interim Borrowing Base Termination Date, the SMMC Interim Borrowing Base. Until the occurrence of the SMMC Reporting Date, the Net Pool Balance and the Required Reserves shall be calculated based solely on the Receivables originated by TPNA. After the SMMC Reporting Date, all Receivables will be reported as a combined receivables pool for purposes of the Borrowing Base.
“Borrowing Date” means the Business Day on which an Incremental Loan or a Rollover Loan is made.
“Business Day” means any day on which banks are not authorized or required to close in New York, New York, Lexington, Kentucky or Atlanta, Georgia, and, if the applicable Business Day relates to any computation or payment to be made with respect to LMIR, any day on which dealings in dollar deposits are carried on in the London interbank market.
“Calculation Period” means each period from and including the first day of a calendar month to and including the last day of such calendar month.

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“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority, or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.
“Change of Control” means (a) the occurrence of a Change of Control under and as defined in the TPX Credit Agreement; (b) any Material Originator ceases to be a direct or indirect wholly-owned Subsidiary of TPX (for any reason other than the merger of such Material Originator with and into another Originator that is a wholly-owned Subsidiary of TPX); or (c) the Borrower ceases to be a direct wholly-owned Subsidiary of TPNA.
“Charged-Off Receivable” means a Receivable: (a) as to which the Obligor thereof has taken any action, or suffered any event to occur, of the type described in Section 7.1(e) (as if references to “Loan Party” or “the Borrower” therein refer to such Obligor); (b) as to which the Obligor thereof, if a natural person, is deceased, (c) which, consistent with the Credit and Collection Policy, would be written off the Borrower’s books as uncollectible, or (d) which has been identified by the Borrower as uncollectible.
“Closing Date” means April 12, 2017.
“Code” means the Internal Revenue Code of 1986, as amended.
“Collateral” has the meaning specified in Section 11.1.
“Collection Account” means a concentration account, depositary account, lock-box clearing account or other account listed on Exhibit III hereto to which payments in respect of the Receivables and other Collateral are made.
“Collection Bank” means a bank maintaining a Lock-Box and/or a Collection Account.
“Collection Notice” means, with respect to a Control Agreement, a notice given by the Lender to the related Collection Bank in substantially the form attached to such Control Agreement or otherwise pursuant to which the Lender exercises its right to direct the disposition of funds on deposit in the Collection Account in accordance with such Control Agreement.
“Collections” means, with respect to any Receivable, all cash collections and other cash proceeds in respect of such Receivable, including, without limitation, all interest, Finance Charges or other related amounts accruing in respect thereof and all cash proceeds of Related Security with respect to such Receivable, and all Purchase Price Credits.
“Commitment” means, on any date of determination, the commitment of the Lender to make Loans to the Borrower, in an amount not to exceed in the aggregate, the amount set forth opposite the applicable period on Schedule A to this Agreement pursuant to which the Lender becomes a party hereto, as applicable, in each case, as such amount may be modified in accordance with the terms hereof.

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“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.
“Contract” means, with respect to any Receivable, any and all instruments, agreements, invoices or other writings pursuant to which such Receivable arises or which evidences such Receivable.
“Contractual Dilution Amounts” means, the amount determined by the Lender following due diligence as the amount that represents the amounts owing to Obligors in connection with the applicable Originator’s customer incentive programs, rebates, co-op advertising and other sales incentives for which TPX or the applicable Originator accrues its related obligations and such accruals have been verified in a Review.
“Covered Expense” has the meaning set forth in Section 8.3.
“Credit and Collection Policy” means the Originators’ credit and collection policies and practices relating to Contracts and Receivables existing on the date hereof and summarized in Exhibit IV hereto, as modified from time to time in accordance with this Agreement.
“Cut-Off Date” means for any Monthly Report or computation for any Calculation Period, the last day of each Calculation Period (covered thereby, in the case of the Monthly Report).
“Days Sales Outstanding” means, as of any day, an amount equal to the product of (a) 91, multiplied by (b) the amount obtained by dividing (i) the aggregate Outstanding Balance of all Receivables as of the most recent Cut-Off Date, by (ii) the aggregate amount of Receivables created during the three (3) Calculation Periods including and immediately preceding such Cut-Off Date.
“Debtor Relief Laws” means the Bankruptcy Code of the United States and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect.
“Deemed Collections” means the aggregate of all amounts the Borrower shall have been deemed to have received as a Collection of a Receivable if any Dilution occurs with respect to such Receivable. The amount of the Collection which the Borrower shall be deemed to have received shall equal, in the case of clauses (a)-(d) of the definition of “Dilution,” the amount by which the Outstanding Balance of such Receivable was reduced as a result thereof and, in the case of clause (e) of the definition of “Dilution,” the Outstanding Balance of such Receivable.
“Default Horizon Ratio” means, (i) as of any Cut-Off Date when no Delinquency Calculation Adjustment Period is in effect, the ratio (expressed as a decimal) computed by dividing (a) the aggregate sales generated by the Originators during the two (2) Calculation Periods ending on such Cut-Off Date, by (b) the average of the Net Pool Balance as of such Cut-Off Date and the preceding Cut-Off Date and (ii) as of any Cut-Off Date when a Delinquency Calculation Adjustment Period is in effect, the ratio (expressed as a decimal) computed by dividing (a) the aggregate sales generated by the Originators during the three (3) Calculation Periods ending on such Cut-Off Date, by (b) the average of the Net Pool Balance as of such Cut-Off Date and the two preceding Cut-Off Dates.
“Default Rate” means, on any date of determination, a rate per annum equal to the sum of the then applicable Interest Rate plus 200 basis points.

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“Default Ratio” means, as of any Cut-Off Date, the ratio (expressed as a decimal) computed by dividing (a) the total amount of Receivables which became Defaulted Receivables during the Calculation Period that includes such Cut-Off Date, by (b) the aggregate sales generated by the Originators during the Calculation Period occurring four (4) Calculation Periods prior to the first day of the Calculation Period referenced in clause (a). (For the avoidance of doubt, if April is the Calculation Period referenced in clause (a), clause (b) refers to the prior December).
“Defaulted Receivable” means a Receivable: (a) as to which the Obligor thereof has suffered an event of bankruptcy, provided that no Sears Receivable shall be considered a Defaulted Receivable solely as a result of an event of bankruptcy with respect to Sears except for purposes of determining whether such Receivable is an Eligible Receivable; (b) which, consistent with the Originators’ credit and collection policies, should be written off as uncollectible; or (c) as to which any payment or part thereof remains unpaid for 91 days or more from the original due date.
“Delinquency Calculation Adjustment Date” means the date of commencement of a Delinquency Calculation Adjustment Period, as specified in a Delinquency Calculation Adjustment Notice.
“Delinquency Calculation Adjustment Notice” means a written notice delivered by the Borrower to the Lender requesting the commencement of a Delinquency Calculation Adjustment Period, which date of commencement shall be not less than five (5) Business Days following the date of such notice. The Borrower may not deliver more than two (2) Delinquency Calculation Adjustment Notices in any calendar year.
“Delinquency Calculation Adjustment Period” means, each period beginning on a Delinquency Calculation Adjustment Date and continuing until the related Delinquency Calculation Adjustment Period Termination Date, if any.
“Delinquency Calculation Adjustment Period Termination Notice” means a written notice delivered by the Borrower to the Lender requesting the termination of a Delinquency Calculation Adjustment Period, which date of termination shall be not less than five (5) Business Days following the date of such notice.
“Delinquency Calculation Adjustment Period Termination Date” means the date of termination of a Delinquency Calculation Adjustment Period, as specified in a Delinquency Calculation Adjustment Period Termination Notice.
“Delinquent Receivable” means a (i) at any time when no Delinquency Calculation Adjustment Period is in effect, a 31+ Day Delinquent Receivable and (ii) at any time when a Delinquency Calculation Adjustment Period is in effect, a 61+ Day Delinquent Receivable.
“Dilution” means the amount of any reduction or cancellation of the outstanding principal balance of a Receivable due to (a) any defective or rejected goods or services, any cash discount or any other adjustment by any Originator or any Affiliate thereof (other than as a result of any Collections), or as a result of any governmental or regulatory action, (b) any setoff in respect of any claim by the Obligor thereof (whether such claim arises out of the same or a related or an unrelated transaction), (c) any warranty claim, rebate or refund, (d) any misstatement of the amount thereof, or (e) any misrepresentation; provided, however, that “Dilution” shall not include credit memos issued in conjunction with Contractual Dilution Amounts or a credit memo where offset by a rebill or correction on the same day when the original due date is not extended and such re-bill or correction can be captured and reported and the amount rebilled

Performance Undertaking

is equal to (or more than) the amount of the credit memo. If the amounts are not equal, the amount (if any) by which the credit memo exceeds the rebilled amount shall be considered “Dilution.”
“Dilution Horizon Ratio” means, as of any Cut-Off Date, a ratio (expressed as a decimal), computed by dividing (a) aggregate sales generated by the Originators during the Calculation Period ending on such Cut-Off Date by (b) the average of the Net Pool Balance as of such Cut-Off Date and the preceding Cut-Off Date.
“Dilution Ratio” means, as of any Cut-Off Date, a ratio (expressed as a decimal), computed by dividing (a) the total amount of decreases in Outstanding Balances due to Dilution during the Calculation Period ending on such Cut-Off Date, by (b) the average aggregate sales generated by the Originators during the Calculation Period in which such computation is being made and the Calculation Period immediately prior thereto
“Dilution Reserve” means, for any Calculation Period, the product (expressed as a percentage) of: (a) the sum of (i) 2.00 times the Adjusted Dilution Ratio as of the immediately preceding Cut-Off Date, plus (ii) the Dilution Volatility Component as of the immediately preceding Cut-Off Date, times (b) the Dilution Horizon Ratio as of the immediately preceding Cut-Off Date.
“Dilution Volatility Component” means, at any time, the product (expressed as a decimal) of (i) the difference between (a) the highest 3-month rolling average Dilution Ratio (calculated based on such Calculation Periods) over the 12 Calculation Periods then most recently ended and (b) the Adjusted Dilution Ratio, and (ii) a fraction, the numerator of which is equal to the amount calculated in (i)(a) of this definition and the denominator of which is equal to the amount calculated in (i)(b) of this definition.
“Discount Reserve” means for any Calculation Period, the product (expressed as a percentage) of (i) 1.50 times (ii) the Alternate Base Rate as of the immediately preceding Cut-Off Date times (iii) a fraction, the numerator of which is the highest Days Sales Outstanding for the most recent 12 Calculation Periods and the denominator of which is 360.
“Dispute” means any reason (regardless of merit) for nonpayment of all or any part of a Receivable, (other than solely resulting from the bankruptcy, insolvency or financial inability of the applicable Obligor to pay such Receivable when due) including any alleged offset, recoupment, defense or counterclaim.
“Dollar” or “$” means lawful currency of the United States of America.
“Dominion Date” means the date on which the Lender delivers to any Lock-Box Bank a Collection Notice pursuant to Section 6.4 after the occurrence and during the continuance of (i) an Amortization Event, or (ii) a Facility Termination Event or Potential Facility Termination Event, in each of the foregoing cases in this clause (ii), under Section 7.1(a) of this Agreement.
“Eligible Receivable” means a Receivable that satisfies each of the following criteria as of the related date of acquisition by the Borrower and on any date on which such Receivable is included in the Net Pool Balance:
(a)    the Obligor of which (i) is not an Excluded Obligor, (ii) is not an officer, employee, agent or other Affiliate of any of the Loan Parties, (iii) is not a Governmental Authority or political subdivision, department, agency or instrumentality thereof (each, a “Governmental Obligor”) unless the Loan Parties have complied with the Federal Assignment of Claims Act (or other analogous state or federal legislation);

Performance Undertaking

provided however, that compliance with the Federal Assignment of Claims Act (or other analogous state or federal legislation) shall not be required if the aggregate Outstanding Balance of all Receivables owing from Governmental Obligors included as Eligible Receivables in the Net Pool Balance does not exceed 3% of the aggregate Outstanding Balance of all Receivables; and (iv) is domiciled in (A) the United State of America, (B) Canada, or (C) another foreign jurisdiction acceptable to the Lender provided however, that the aggregate Outstanding Balance of Receivables with Obligors described in this clause (C) included in the Net Pool Balance shall not exceed 3% of the aggregate Outstanding Balance of all Receivables;
(b)    which is not (i) a Delinquent Receivables, (ii) a Defaulted Receivable or (iii) owing from an Obligor as to which more than 50% of the aggregate Outstanding Balance of all Receivables owing from such Obligor are Defaulted Receivables,
(c)    which by its terms is due and payable within 60 days of the original billing date therefor, or such later date as may be reasonably agreed to by the Lender; provided, however, that up to 15.00% of the aggregate Outstanding Balance of all Receivables may by their terms be due and payable within 61-90 days of the original billing date therefor,
(d)    which is an “account” or a “payment intangible” as defined in section 9-102 of the UCC of all applicable jurisdictions,
(e)    which is denominated and payable only in United States dollars in the United States,
(f)    which arises under a Contract, invoice or other written contractual obligation which, together with such Receivable, is in full force and effect and constitutes the legal, valid and binding obligation of the related Obligor enforceable against such Obligor in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law,
(g)    which arises under a Contract, invoice or other written contractual obligation that contains an obligation to pay a specified sum of money, contingent only upon the sale of goods or the provision of services by the applicable Originator,
(h)    which, together with the Contract related thereto, does not contravene any law, rule or regulation applicable thereto (including, without limitation, any law, rule and regulation relating to truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy) and with respect to which no part of the Contract related thereto is in violation of any such law, rule or regulation,
(i)    which satisfies in all material respects all applicable requirements of the Credit and Collection Policy,
(j)    which was generated in the ordinary course of the applicable Originator’s business,
(k)    which arises solely from the sale of goods or the provision of services to the related Obligor by the applicable Originator, and not by any other Person (in whole or in part),
(l)    which is not subject to (A) any right of rescission or set-off (including the accrued Contractual Dilution Amounts), or (B) any currently asserted Dispute, counterclaim or other defense (including defenses arising out of violation of usury laws) or any other Adverse Claim of the applicable

Performance Undertaking

Obligor against the applicable Originator (i.e., the Obligor with the right, claim or defense has such right claim or defense directly against the applicable Originator rather than against an Affiliate of such Originator), and the Obligor thereon holds no right as against the applicable Originator to cause such Originator to repurchase the goods or merchandise the sale of which gave rise to such Receivable (except with respect discounts effected pursuant to the Contract, or defective goods returned in accordance with the terms of the Contract); provided, however, that (1) if such rescission, set-off, Dispute, counterclaim, defense or repurchase right affects only a portion of the Outstanding Balance of such Receivable, then such Receivable may be deemed an Eligible Receivable to the extent of the portion of such Outstanding Balance which is not so affected (i.e., the amount of the outstanding claim or the amount the Obligor is entitled to set-off against the applicable Originator based on the amount which such Originator owes the applicable Obligor would be netted against the applicable Receivable, but the excess of the Receivable over such outstanding claim or set-off would be included as an Eligible Receivable) and (2) Receivables of any Obligor which has any accounts payable from the applicable Originator (thus giving rise to a potential offset against such Obligor’s Receivables) may be treated as Eligible Receivable to the extent that such Obligor has agreed pursuant to a written agreement in form and substance satisfactory to the Lender, that such Receivable shall not be subject to such offset,
(m)    as to which the applicable Originator has satisfied and fully performed all obligations on its part with respect to such Receivable required to be fulfilled by it, and no further action is required to be performed by any Person with respect thereto other than payment thereon by the applicable Obligor,
(n)    as to which all right, title and interest to and in which has been validly transferred by the applicable Originator directly or indirectly to the Borrower pursuant to the RSCA, and the Borrower has good and marketable title thereto free and clear of any Adverse Claim (other than Permitted Liens), and
(o)    the proceeds of which are required to be remitted (i) to a Collection Account that, at all times from and after May 28, 2017, is subject to a Control Agreement, or (ii) to a Lock-Box that clears through such a Collection Account.
“Equity Interests” of any Person means any and all shares, interests, participations, rights in or other equivalents (however designated) of such Person’s capital stock, other equity interests whether now outstanding or issued after the Closing Date, partnership interests (whether general or limited), limited liability company interests, any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, including any preferred stock, and any rights (other than debt securities convertible into, or exchangeable for or valued by reference to, Equity Interests until and unless any such debt security is converted into Equity Interests), warrants or options exchangeable for or convertible into such Equity Interest or any other rights to subscribe to or otherwise acquire such Equity Interests.
“Excluded Obligor” has the meaning specified in the Fee Letter.
“Excluded Receivable” means any Receivable (under and as defined in the RSCA) that was sold by an Originator pursuant to the Amended and Restated Vendor Agreement dated as of January 15, 2014, including all amendments thereto, between Wells Fargo Commercial Distribution Finance, LLC (as successor to Capital Solutions for the Home Products Industry), Sealy Mattress Manufacturing Company and Sealy Mattress Company.

Performance Undertaking

“Excluded Taxes” means any of the following Taxes imposed on or with respect to any Recipient or required to be withheld or deducted from a payment to a Recipient: (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of the Lender, its Lending Office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of the Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of the Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) the Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Borrower under Section 10.2) or (ii) the Lender changes its Lending Office, except in each case to the extent that, pursuant to Section 1.9 of this Agreement, amounts with respect to such Taxes were payable either to the Lender’s assignor immediately before the Lender became a party hereto or to the Lender immediately before it changed its Lending Office, (c) Taxes attributable to such Recipient’s failure to comply with Section 1.9 of this Agreement, and (d) any U.S. federal withholding Taxes imposed pursuant to FATCA.
“Facility Account” means the Master Servicer’s account no. 444014661499 at Bank of America, N.A., ABA #026-009-593, Swift Code BOFAUS3N, Account Name: Tempur-Pedic North America or such other account as may be designated by the Borrower in writing from time to time.
“Facility Limit” means, on any date of determination, an amount equal to the Commitment on such date.
“Facility Termination Date” means the earliest of (a) April 12, 2019, (b) the Business Day immediately prior to the occurrence of a Facility Termination Event set forth in Section 7.1(e), (c) the Business Day specified in a written notice from the Lender following the occurrence and during continuation of any other Facility Termination Event, and (d) the date specified in, which is no earlier than five (5) Business Days after the Lender’s receipt of, written notice from the Borrower, the Master Servicer or the Performance Guarantor that it wishes to terminate the facility evidenced by this Agreement.
“Facility Termination Event” has the meaning specified in Section 7.1.
“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code.
“Federal Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy,” as amended and any successor statute thereto.
“Federal Funds Rate” means, for any period, a fluctuating interest rate per annum for each day during such period equal to (i) the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the preceding Business Day) by the Federal Reserve Bank of New York in the Composite Closing Quotations for U.S. Government Securities; or (ii) if such rate is not so published for any day which is a Business Day, the average of the quotations at approximately 11:30 a.m. (New York City time) for such day on such transactions received by the Lender from three federal funds brokers of recognized standing selected by it.
“Fee Letter” means that certain Fee Letter dated as of April 12, 2017 by and between the Borrower and the Lender, as the same may be amended, restated or otherwise modified from time to time.

Performance Undertaking

“Fees” means, collectively, any fees payable pursuant to the Fee Letter.
“Finance Charges” means, with respect to a Contract, any finance, interest, late payment charges or similar charges owing by an Obligor pursuant to such Contract.
“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied.
“Government Receivable” means a Receivable, the Obligor of which is a Governmental Authority.
“Governmental Authority” means any federal, state, municipal, foreign, transnational, national or other government (including any supra-national bodies such as the European Union), governmental department, commission, board, bureau, court, agency or instrumentality or political subdivision thereof or any entity, officer or examiner exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to any government, any regulatory authority or any court, in each case whether associated with a state of the United States, the United States, the United Kingdom or a foreign entity or government (including any supra-national bodies such as the European Union).
“IFRS” means international accounting standards within the meaning of IAS Regulation 1606/2002 to the extent applicable to the relevant financial statements delivered under or referred to herein.
“Increased Costs” means any amount payable pursuant to Section 1.12(a) or (b).
“Incremental Loan” means a borrowing hereunder that increases the outstanding Aggregate Principal hereunder.
“Indemnified Amount” has the meaning set forth in Section 8.1.
“Indemnified Parties” has the meaning set forth in Section 8.1.
“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Transaction Document and (b) to the extent not otherwise described in clause (a), Other Taxes.
“Independent Director” means a manager of the Borrower who (a) shall not have been at the time of such Person’s appointment or at any time during the preceding five years and shall not be as long as such person is a manager of the Borrower (i) a director, officer, employee, partner, shareholder, member, manager or Affiliate of any of the following Persons (collectively, the “Independent Parties”): the Performance Guarantor, the Master Servicer, any Originator, or any of their respective Subsidiaries or Affiliates (other than the Borrower or another special purpose entity which is a Subsidiary or Affiliate of the Master Servicer, the Performance Guarantor or an Originator), (ii) a material supplier to any of the Independent Parties or the Borrower, (iii) the beneficial owner (at the time of such individual’s appointment as an Independent Director or at any time thereafter while serving as an Independent Director) of more than 5% of the outstanding membership or other equity interests of the Borrower, any Originator, the Performance Guarantor or any of their respective Subsidiaries or Affiliates, having general voting rights,

Performance Undertaking

(iv) a Person controlling or under common control with any director, officer, employee, partner, shareholder, member, manager, affiliate or supplier of any of the Independent Parties or the Borrower, or (v) a member of the immediate family of any director, officer, employee, partner, shareholder, member, manager, affiliate or supplier of any of the Independent Parties or the Borrower; (b) has not less than three (3) years’ experience in serving as an Independent Director for special purpose vehicles engaged in securitization and/or structured financing transactions, and (c) is employed by an institution of recognized national standing that is in the business of providing services of this type, including, without limitation, AMACAR Group, LLC, Lord Securities Corporation, Global Securitization Services LLC, Organization Services, Inc., a subsidiary of Wilmington Trust, or CSC Entity Services, LLC. To the fullest extent permitted by applicable law, including the Limited Liability Company Act of the State of Delaware as in effect from time to time, the Independent Director’s fiduciary duty in respect of any decision on any matter requiring the unanimous vote of the Borrower’s Managers (including the Independent Director) shall be to the Borrower and its creditors rather than solely to the Borrower’s equity holders. In furtherance of the foregoing, when voting on matters subject to the vote of the Managers, including any matter requiring the unanimous vote of the Borrower’s Managers (including the Independent Director), notwithstanding that the Borrower is not then insolvent, the Independent Director shall take into account the interests of the creditors of the Borrower as well as the interests of the Borrower.
“Interest” means for each day for each Loan, an amount equal to the product of the applicable Interest Rate multiplied by the outstanding Principal of such Loan, annualized on a 360-day basis.
“Interest Rate” means, on any day during an Interest Period, a rate per annum equal to LMIR (or, (i) if LMIR is not available to the applicable Lender or has been suspended pursuant to Section 1.10 or Section 1.11 or (ii) from and after the occurrence of a Facility Termination Event, the sum of the Alternate Base Rate plus the Applicable Margin).
“Interim Report” means a report in substantially the form of Exhibit V hereto (appropriately completed), furnished by the Master Servicer to the Lender pursuant to Section 6.6.
“Interim Reporting Date” means any Business Day specified by the Lender upon not less than five (5) Business Days’ written notice to the Loan Parties after receipt of notice from any Loan Party of the occurrence of an Interim Reporting Trigger or other actual knowledge thereof and during the continuance thereof. There shall not be more than one Interim Reporting Date in any week; provided that if the Lender notifies the Borrower in writing that Interim Reports are required to be delivered weekly, the Interim Reporting Date shall occur on each Wednesday (or if any such Wednesday is not a Business Day, on the next succeeding Business Day thereafter).
“Interim Reporting Trigger” means that aggregate available borrowing capacity under committed credit facilities (including the facility evidenced hereby) of the Master Servicer and its Subsidiaries is less than $50,000,000 and the Borrower notifies the Lender in writing, or the Lender otherwise obtains actual knowledge, that an Interim Reporting Trigger has occurred.
“Lender” has the meaning set forth in the preamble to this Agreement and shall include such Person’s respective successors and permitted assigns.
“Lender’s Account” means account no. 37235547964503553, at Wells Fargo Bank, National Association, 420 Montgomery Street, San Francisco, CA, ABA No. 121-000-248, Reference: Tempur Sealy Receivables, LLC, or any other account or accounts as the Lender may indicate from time to time.

Performance Undertaking

“Lending Office” means, as to the Lender, the office or offices of the Lender designated from time to time for the purpose of making or maintaining Loans under this Agreement, which office may include any Affiliate of the Lender or any domestic or foreign branch of the Lender or such Affiliate. Unless the context otherwise requires each reference to the Lender shall include its applicable Lending Office.
“LIBOR Market Index Rate” means, for any day, the greater of (a) 0% per annum, and (b) the “one-month Eurodollar Rate for U.S. dollar deposits” as reported on the Reuters Screen LIBOR01 Page or any other page that may replace such page from time to time for the purpose of displaying offered rates of leading banks for London interbank deposits in United States dollars, as of 11:00 a.m. (London time) on such date, or if such day is not a Business Day, then the immediately preceding Business Day (or if not so reported, then as determined by the Lender from another recognized source for interbank quotation), in each case, changing when and as such rate changes.
“Liquidation Period” means the period beginning on the Facility Termination Date and ending on the date on which the Aggregate Unpaids are paid in full.
“LMIR” means, on any date of determination, a rate per annum equal to the sum of (a) the LIBOR Market Index Rate plus (b) the Applicable Margin.
“Loan” means any loan made by the Lender to the Borrower pursuant to this Agreement. A Loan may be an Incremental Loan or a Rollover Loan.
“Loan Account” has the meaning set forth in Section 1.8.
“Loan Party” means each of (a) the Borrower, and (b) the Master Servicer, solely to the extent TPX or one of its Subsidiaries is acting as the Master Servicer and, in such case, solely in its capacity as the Master Servicer.
“Lock-Box” means each locked postal box established for the purpose of receiving payments of Collections is listed on Exhibit III.
“Loss Reserve” means, for any Calculation Period, the product (expressed as a percentage) of (a) 2.00, times (b) the highest three-Calculation Period rolling average Default Ratio during the 12 Calculation Periods ending on the immediately preceding Cut-Off Date, times (c) the Default Horizon Ratio as of the immediately preceding Cut-Off Date.
“Master Servicer” has the meaning set forth in Section 6.1.
“Material Adverse Effect” means a material adverse effect on (a) the financial condition or operations of (i) any Loan Party, or (ii) the Performance Guarantor and its Subsidiaries taken as a whole, (b) the ability of any Loan Party to perform its obligations under this Agreement or the ability of Performance Guarantor to perform its obligations under the Performance Undertaking, (c) the legality, validity or enforceability of this Agreement or any other Transaction Document, (d) the Lender’s Liens in any material portion of the Receivables, the Related Security or the Collections with respect thereto, or (e) the collectability of any material portion of the Receivables.
“Material Indebtedness” means (a) in the case of the Borrower, any Indebtedness (as defined in the TPX Credit Agreement including a line of credit which would constitute such Indebtedness if funded), and (b) in the case of the Master Servicer any Indebtedness (as defined in the TPX Credit Agreement including a line of credit which would constitute such Indebtedness if fully funded) in an

Performance Undertaking

aggregate principal amount of at least $50,000,000 pursuant to which the Master Servicer is a debtor or an obligor (excluding the financing arrangement evidenced hereby).
“Material Originator” means, on any date of determination, any Originator that originates at least 10% of the Outstanding Balance of all Receivables (as defined in the RSCA) in the 6-Calculation Periods then most recently ended.
“Monthly Payment Date” means the second Business Day after each Monthly Reporting Date commencing May 17, 2017.
“Monthly Report” means a report in substantially the form of Exhibit VI hereto (appropriately completed), furnished by the Master Servicer to the Lender pursuant to Section 6.6.
“Monthly Reporting Date” means the 15th calendar day of each month (or portion thereof) from and after the Closing Date, commencing May 15, 2017 (or, if any such day is not a Business Day, the next succeeding Business Day thereafter).
“Moody’s” means Moody’s Investors Service, Inc.
“Net Pool Balance” means, at any time, the aggregate Outstanding Balance of all Eligible Receivables at such time minus the aggregate amount by which the Outstanding Balance of all Eligible Receivables of each Obligor and its Affiliates exceeds the Standard Concentration Limit or Special Concentration Limit for such Obligor or type of Receivables, category.
“Obligor” means a Person obligated to make payments pursuant to a Contract.
“Organizational Document” means, relative to any Person, its certificate or articles of incorporation or formation, its by-laws, its partnership agreement, its memorandum and articles of association, its limited liability company agreement and/or operating agreement, share designations or similar organization documents and all shareholder agreements, voting trusts and similar arrangements applicable to any of its authorized Principal Securities.
“Originator” has the meaning provided in the RSCA. For the avoidance of doubt, a Person that ceases to be an “Originator” in accordance with the Transaction Documents shall cease to constitute an Originator for all purposes of the Transaction Documents.
“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Transaction Document, or sold or assigned an interest in any Loan or Transaction Document).
“Other Costs” means all Indemnified Amounts and Servicer Indemnified Amounts, all Increased Costs, and all Covered Expenses.
“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or

Performance Undertaking

otherwise with respect to, any Transaction Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 10.1).
“Outstanding Balance” of any Receivable at any time means the then outstanding principal balance thereof.
“Overadvance” means, on any date of determination, that the Aggregate Principal outstanding hereunder exceeds the lesser of (a) the Facility Limit and (b) the Borrowing Base.
“Participant” has the meaning set forth in Section 10.1.
“Participant Register” has the meaning set forth in Section 10.1.
“Performance Guarantor” means TPX.
“Performance Undertaking” means a performance undertaking in the form of Exhibit VII hereto, duly executed by the Performance Guarantor in favor of the Borrower and its assigns.
“Permitted Liens” means (i) Adverse Claims created pursuant to the Transaction Documents, (ii) Adverse Claims for taxes, assessments or other governmental charges or levies not yet due and payable or which are being contested in good faith and with respect to which reserves in conformity with GAAP have been established, (iii) any Adverse Claim in respect any Receivable or Related Security which is released on or prior to the sale or transfer of such Receivable pursuant to the RSA or RSCA, as applicable, (iv) with respect to any Collection Account, (x) any Adverse Claim of the Collection Bank that arose in the ordinary course of business between the relevant account holder and such Collection Bank solely pursuant to the related account agreement (i.e., account fees, returned checks and similar amounts) and (y) any statutory liens (related to setoff or otherwise) arising in connection with cash management services provided in connection with any Collection Account, and (v) any Adverse Claim resulting from any judgment or award, the time for appeal or petition for rehearing of which shall not have expired or in respect of which an appeal or proceeding for a review is being prosecuted in good faith and adequate reserves for losses or other appropriate provisions are being maintained in accordance with GAAP.
“Person” means an individual, partnership, corporation (including a business trust), limited liability company, joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.
“Potential Amortization Event” means an event which, with the passage of any applicable cure period or the giving of notice, or both, would constitute an Amortization Event.
“Potential Facility Termination Event” means an event which, with the passage of any applicable cure period or the giving of notice, or both, would constitute a Facility Termination Event.
“Prime Rate” means a rate per annum equal to the prime rate of interest announced from time to time by Wells Fargo (which is not necessarily the lowest rate charged to any customer), changing when and as said prime rate changes.
“Principal” of any Loan or Loan means, at any time, (A) the original principal amount of such Loan minus (B) the sum of the aggregate amount of Collections and other payments received by the Lender which in each case are applied to reduce such Principal in accordance with the terms and conditions of this Agreement; provided that such Principal shall be restored in the amount of any Collections or other

Performance Undertaking

payments so received and applied if at any time the distribution of such Collections or payments are rescinded, returned or refunded for any reason.
“Principal Settlement Date” means, as applicable: (a) at any time while Interim Reports are not required to be delivered, the second Business Day after any Monthly Report revealing a Overadvance is delivered, or (b) at any time while Interim Reports are required to be delivered, the second Business Day after any Interim Report revealing a Overadvance is delivered.
“Proposed Reduction Date” has the meaning specified in Section 1.3.
“Purchase Price Credit” means a credit against the purchase price of a Receivable owing from an Originator to the Borrower as described in Section 1.4(a) of the RSCA.
“Receivable” means all Receivables (under and as defined in the RSCA) in which the Borrower now has or hereafter acquires any rights, other than an Excluded Receivable. Notwithstanding anything in the Transaction Documents to the contrary, in no event shall any Receivable include any rights, Indebtedness, obligations or other interests under any Contract under which the transfer of such rights, Indebtedness, obligations or other interests is prohibited or would result in a violation or breach of such Contract, and such prohibition or violation is not rendered unenforceable by virtue of Section 9-406, 9-407, 9-408 or 9-409 of the UCC.
“Recipient” means the Lender or any other recipient of any payment to be made by or on account of any obligation of any Loan Party hereunder.
“Records” means, with respect to any Receivable, all Contracts and other documents, books, records and other information (including, without limitation, computer programs, tapes, disks, punch cards, data processing software and related property and rights) relating to such Receivable, any Related Security therefor and the related Obligor.
“Register” has the meaning set forth in Section 10.1(b).
“Related Parties” means, with respect to any Person, such Person’s Affiliates and the directors, officers, managers, employees, agents, advisors and other representatives and successors and assigns of such Person and of such Person’s Affiliates.
“Related Security” means, with respect to any Receivable:
(i) all right, title and interest (if any) in the goods, the sale of which gave rise to such Receivable, and any and all insurance contracts with respect thereto,
(ii) all other security interests or liens and property subject thereto from time to time, if any, purporting to secure payment of such Receivable, whether pursuant to the Contract related to such Receivable or otherwise, together with all financing statements and security agreements describing any collateral securing such Receivable,
(iii) all guaranties, letters of credit, insurance and other supporting obligations, agreements or arrangements of whatever character from time to time supporting or securing payment of such Receivable whether pursuant to the Contract related to such Receivable or otherwise,
(iv)    all Records related to such Receivable,

Performance Undertaking

(v)    all of the Borrower’s rights and remedies in, to and under the RSA, the RSCA and the Performance Undertaking, and
(vi)    all proceeds of any of the foregoing.
“Required Amounts” means, on any date of determination, collectively, the sum of (a) any Overadvance that then exists (based upon the most recently delivered Settlement Report), plus (b) all accrued and unpaid Interest and Fees for the related Calculation Period (and any prior Calculation Period), the Indemnified Amounts, the Master Servicer Indemnified Amounts and any and all other amounts (other than Principal) then payable to the Lender under the Transaction Documents.
“Required Reserve” means, on any day during a Calculation Period, the product of (a) the sum of (i) the Discount Reserve, (ii) the Servicing Reserve and (iii) the greater of (a) the Required Reserve Factor Floor and (b) the sum of the Loss Reserve and the Dilution Reserve, times (b) the Net Pool Balance as of the Cut-Off Date immediately preceding such Calculation Period.
“Required Reserve Factor Floor” means, for any Calculation Period, the sum (expressed as a percentage) of (a) 18% (where such percentage equals the allowable Standard Concentration Limit represented by the four largest non-investment grade or unrated Obligors) plus (b) the product of the Adjusted Dilution Ratio and the Dilution Horizon Ratio, in each case, as of the immediately preceding Cut-Off Date.
“Responsible Person” means (a) with respect to any Originator or the Master Servicer, the chief executive officer, president, chief financial officer, chief accounting officer, treasurer, general counsel, deputy general counsel, assistant general counsel, assistant treasurer or corporate controller (or, in each such case, the equivalent position however titled) of such Originator or the Master Servicer, and (b) with respect to the Borrower, any “Authorized Person”. Any document delivered hereunder that is signed by a Responsible Person of an Originator, the Master Servicer or the Borrower shall be conclusively presumed to have been authorized by all necessary corporate and/or limited liability company action on the part of such Originator, the Master Servicer or the Borrower, as applicable, and such Responsible Person shall be conclusively presumed to have acted on behalf of such Originator, the Master Servicer or the Borrower, as applicable.
“Restricted Junior Payment” means (i) any dividend or other distribution, direct or indirect, on account of any membership interest of any class of the Borrower now or hereafter outstanding, except a dividend payable solely in membership interests of the Borrower of that class or any junior class, (ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares or membership interests of the Borrower now or hereafter outstanding, (iii) any payment made to redeem, purchase, repurchase or retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire any membership interest of the Borrower now or hereafter outstanding, and (iv) any payment of management fees by the Borrower (except for reasonable management fees to an Originator or its Affiliates in reimbursement of actual management services performed) (for the avoidance of doubt, this shall not include Servicing Fees).
“Review” shall have the meaning specified in Section 5.1(d)) of this Agreement.
“Revolving Period” means the period beginning on the Closing Date and ending on the Amortization Date.

Performance Undertaking

“Rollover Loan” means, on any date prior to the Facility Termination Date on which Collections are received, a deemed advance by the Lenders to the Borrower of Collections which, after giving effect to such deemed advance, restores the Aggregate Principal outstanding to the same level as it was immediately prior thereto.
“RSA” means that certain Receivables Sale Agreement dated as of April 12, 2017, by and between SMMC, as seller, and TPNA, as purchaser, as the same may be amended, restated or otherwise modified from time to time.
“RSCA” means that certain Receivables Sale and Contribution Agreement dated as of April 12, 2017, by and between TPNA, as seller and contributor, and the Borrower, as purchaser and contributee, as the same may be amended, restated or otherwise modified from time to time.
“Sale Agreements” means, collectively, the RSA and the RCSA.
“S&P” means Standard & Poor’s, a Standard & Poor’s Business Services LLC business.
“Sears” means Sears, Roebuck & Company.
“Sears Receivable” means any Receivable for which the Obligor is Sears.
“SEC” means the Securities and Exchange Commission.
“Servicer Indemnified Amounts” has the meaning set forth in Section 8.2.
“Servicing Fee” has the meaning set forth in Section 6.7.
“Servicing Reserve” means, the product (expressed as a percentage) of (a) 1%, times (b) a fraction, the numerator of which is the highest Days Sales Outstanding for the most recent 12 Calculation Periods and the denominator of which is 360.
“Settlement Date” means (a) a Monthly Payment Date, (b) a Principal Settlement Date, and (c) a Proposed Reduction Date.
“Settlement Report” means a Monthly Report.
“SMMC” means Sealy Mattress Manufacturing Company, LLC, a Delaware limited liability company.
“SMMC Interim Advance Rate” means the TPNA Effective Advance Rate less 15%.
“SMMC Interim Borrowing Base” means, as of any date of determination, the lesser of (i) 50% of the total Collections received in the most recent Calculation Period on Receivables originated by SMMC, or (ii) the product of (a) SMMC Interim Eligible Receivables Amount, and (b) the SMMC Interim Advance Rate. Following the SMMC Interim Borrowing Base Termination Date, the SMMC Interim Borrowing Base shall have a value of zero.
“SMMC Interim Borrowing Base Termination Date” means, the earlier to occur of (i) October 12, 2017 or (ii) the SMMC Reporting Date.

Performance Undertaking

“SMMC Interim Eligible Receivables Amount” means, on any date of determination, the Outstanding Balance of all Receivables originated by SMMC as of the last day of the Calculation Period then most recently ended, less (i) the Outstanding Balance of all Receivables originated by SMMC as of the last day of the Calculation Period then most recently ended which are greater than 60 days past due (on a debit-only basis), (ii) the Outstanding Balance of all intercompany receivables originated by SMMC as of the last day of the Calculation Period then most recently ended, and (iii) the Outstanding Balance of such other Receivables originated by SMMC owing from Obligors mutually agreed to be excluded by both the Borrower and the Lender, such agreement not to be unreasonably withheld or delayed.
“SMMC Reporting Date” means, the date the Lender has received notice from the Master Servicer indicating that SMMC is capable of providing Receivables reporting in a manner similar to TPNA, and the Lender has determined that such SMMC reporting is adequate.
“Solvent” means, with respect to the Borrower, that as of the date of determination, both (i) (a) the sum of the Borrower’s debt (including contingent liabilities) does not exceed the present fair saleable value of the Borrower’s present assets; (b) the Borrower’s capital is not unreasonably small in relation to its business as contemplated on the Closing Date or with respect to any transaction contemplated to be undertaken after the Closing Date; and (c) the Borrower has not incurred and does not intend to incur, or believe (nor should it reasonably believe) that it will incur, debts beyond its ability to pay such debts as they become due (whether at maturity or otherwise); and (ii) the Borrower is not “insolvent” within the meaning given that term and similar terms under the Federal Bankruptcy Code, as amended, and other applicable laws relating to fraudulent transfers and conveyances. For purposes of this definition, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that would reasonably be expected to become an actual or matured liability (irrespective of whether such contingent liabilities meet the criteria for accrual under Accounting Standards Codification 450 (previously referred to as Statement of Financial Accounting Standards No. 5)).
“Special Concentration Limit” shall have the meaning set forth in the definition of “Standard Concentration Limit” set forth in this Exhibit I.
“Spot Rate” for a currency means the rate determined by the Lender to be the rate quoted by a Person as the spot rate for the purchase of such currency with another currency through its principal foreign exchange trading office at approximately 11:00 a.m. on the date two (2) Business Days prior to the date as of which the foreign exchange computation is made; provided that the Lender may obtain such spot rate from another financial institution designated by the Lender if the Person acting in such capacity does not have as of the date of determination a spot buying rate for any such currency.
“Standard Concentration Limit” means, at any time, in relation to the aggregate Outstanding Balance of all other Receivables owed by any single Obligor and its Affiliates (if any) considered as if they were one and the same Obligor, the applicable concentration limit shall be determined as follows for Obligors who have short term unsecured debt ratings currently assigned to them by S&P and Moody’s (or in the absence thereof, the equivalent long term unsecured senior debt ratings), the applicable concentration limit shall be determined according to the following table:

Performance Undertaking

S&P Rating	Moody’s Rating	Allowable % of Eligible Receivables
A-1+	P-1	20.00%
A-1	P-1	20.00%
A-2	P-2	18.00%
A-3	P-3	9.00%
Below A-3 or Unrated Obligor	Below P-3 or Unrated Obligor	18.00% in the aggregate for the Top 4 Unrated Obligors and their Affiliates considered collectively, and 4.50% for any other Unrated Obligor or Obligor rated below A-3 or P-3

; provided, however, that (a) if any Obligor has a split rating, the applicable rating will be the lower of the two, (b) if any Obligor is not rated by either S&P or Moody’s, the applicable Concentration Limit shall be the one set forth in the last line of the table above, and (c) upon the Borrower’s request from time to time, the Lender may agree to a higher percentage of Eligible Receivables for a particular Obligor and its Affiliates or a particular type of Receivables (each such higher percentage, a “Special Concentration Limit”), it being understood that any Special Concentration Limit may be cancelled by the Lender upon at least five (5) days’ prior written notice to the Borrower.
“Subsidiary” of a Person means (i) any corporation more than 50% of the outstanding securities having ordinary voting power of which shall at the time be owned or controlled, directly or indirectly, by such Person or by one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries, or (ii) any partnership, association, limited liability company, joint venture or similar business organization more than 50% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled. Unless otherwise expressly provided, all references herein to a “Subsidiary” shall mean a Subsidiary of TPX.
“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto, including without limitation, the U.S. medical device excise tax.
“Termination Date” has the meaning specified in the RSCA.
“Top 4 Unrated Obligors” means, on any date of determination, the four (4) Unrated Obligors that, as the of the last day of the Calculation Period then most recently ended, had the four (4) largest Outstanding Balances of Receivables.
“TPNA” means Tempur-Pedic North America, LLC, a Delaware limited liability company.
“TPNA Adjusted Receivables” means, on any date of determination, the aggregate net Outstanding Balance of all Receivables originated by TPNA as of the last day of the Calculation Period then most recently ended, less the debit balance of any such Receivable that is more than 60 days past due.

Performance Undertaking

“TPNA Available Percentage” means, for any Calculation Period, the TPNA Calculated Availability expressed as a percentage of TPNA Adjusted Receivables on the last day of such Calculation Period.
“TPNA Calculated Availability” means, on any date of determination prior to the SMMC Reporting Date, the Net Pool Balance less the Required Reserve calculated taking into account only the Receivables originated by TPNA.
“TPNA Effective Advance Rate” means, on any date of determination, the average TPNA Available Percentage for the most recent three (3) Calculation Periods.
“TPX” has the meaning specified in the preamble to this Agreement.
“TPX Credit Agreement” means that certain Credit Agreement, dated as of April 6, 2016, by and among TPX, as the Master Servicer, the Additional Borrowers (as defined therein) from time to time parties thereto, the several banks and other financial institutions or entities from time to time parties to thereto, and JPMorgan Chase Bank, N.A., as administrative agent., as the same may be amended, restated or otherwise modified from time to time with the consent of the Lender hereunder unless otherwise specified herein, whether or not the same remains in effect.
“Transaction Documents” means, collectively, this Agreement, the Sale Agreements, each Control Agreement, the Fee Letter, and all other instruments, documents and agreements required to be executed and delivered pursuant to any of the foregoing.
“UCC” mean the Uniform Commercial Code as from time to time in effect in the State of New York; provided, however, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection, priority or remedies with respect to the Lender’s lien on any Collateral or any other collateral is governed by the Uniform Commercial Code as enacted and in effect in a jurisdiction other than the State of New York, the term “UCC” shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority or remedies.
“Unrated Obligor” means an Obligor that is not rated by either S&P or Moody’s.
“Unused Fee” has the meaning set forth in the Lenders’ Fee Letter.
“U.S. Dollar Equivalent” means, at any time, (a) with respect to any amount denominated in U.S. Dollars, such amount and (b) with respect to any amount denominated in a Foreign Currency, the equivalent amount thereof in U.S. Dollars as determined by the Lender at such time on the basis of the Spot Rate at such time for the purchase of U.S. Dollars with such Foreign Currency.
“U.S. Person” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code.
“Volcker Rule” means Section 13 of the U.S. Bank Holding Company Act of 1956, as amended, and the applicable rules and regulations thereunder.
“Wells Fargo” has the meaning set forth in the preamble to this Agreement.
“Withholding Agent” means any Loan Party.

Performance Undertaking

EXHIBIT II
THE BORROWER’S CHIEF EXECUTIVE OFFICE, PRINCIPAL PLACE OF BUSINESS, RECORDS LOCATIONS, FEDERAL TAXPAYER ID NUMBER AND ORGANIZATIONAL ID NUMBER

NAME OF THE BORROWER ADDRESS OF CHIEF EXECUTIVE OFFICE AND LOCATION OF RECORDS	STATE OF FORMATION ORGANIZATION NUMBER	FEDERAL EMPLOYEE IDENTIFICATION NUMBER
Tempur Sealy Receivables, LLC 1000 Tempur Way Lexington, KY 40511	Delaware Org I.D. # XXXXXXX	#XXXXXXXXXXX

Performance Undertaking

EXHIBIT III
LOCK-BOXES AND COLLECTION ACCOUNTS

Legal Entity	Lockbox Bank Name	Post Office Box Address	Corresponding Account Number
Tempur-Pedic North America, LLC	Wells Fargo	PO Box 202707 Dallas, TX 75320-2707	XXXXXXXXXXXX
Sealy Mattress Manufacturing Company, LLC	Wells Fargo	PO Box 951721 Dallas, TX 75395-1721 PO Box 932800 Atlanta, GA 31193-2800 PO Box 931855 Atlanta, GA 31193-1855 PO Box 932621 Atlanta, GA 31193-2621	XXXXXXXXXXXX Same Same Same

Bank Name And Address	Collection Account Number	Collection Account Name	Related Lock-Box Number
Wells Fargo 3100 West End Ave, Suite 900 Nashville, TN 37203	XXXXXXXXX	TPNA, LLC Lockbox Depository	Same as Account
Wells Fargo	XXXXXXXXX	SMMC, LLC Lockbox Depository	Same as Account
Bank of America 414 Union St Nashville, TN 37219	XXXXXXXXX	TPNA, LLC Account Receivable EFT	n/a
Bank of America	XXXXXXXXX	TPNA, LLC Help Card Financing Credit Card	n/a
Bank of America	XXXXXXXXX	TPNA, LLC Wells Fargo Financing Credit Card	n/a
Bank of America	XXXXXXXXX	TPNA, LLC Direct Depository	n/a
Bank of America	XXXXXXXXX	TPNA, LLC Retail Depository	n/a
Bank of America	XXXXXXXXX	TPNA, LLC Medical Depository	n/a
Bank of America	XXXXXXXXX	SMMC, LLC Account Receivable EFT	n/a
Bank of America	XXXXXXXXX	SMMC, LLC Merchant Credit Card Depository	n/a
Bank of America	XXXXXXXXX	SMMC, LLC Account Receivable EFT	n/a

Performance Undertaking

EXHIBIT IV

CREDIT AND COLLECTION POLICY

[ATTACHED]

Performance Undertaking

EXHIBIT V
FORM OF INTERIM REPORT

Tempur Sealy Receivables, LLC Interim Servicer Report

For the Period Ended:

Enter Date of Interim Report:		
TPNA Ending A/R	$ -	
SMMC Ending A/R	$ -	
Total Ending A/R		$ -
TPNA Unapplied Cash	$ -	
SMMC Unapplied Cash	$ -	
Total Unapplied Cash		$ -
Total Net Ending A/R		$ -
Less: (from most recent Monthly Report)		
Ineligible Receivables		$ -
Excess Concentration Amounts		$ -
Net Receivables Balance		$ -
Required Reserves (%)		
Required Reserves ($)		$ -
Borrowing Base		$ -
Commitment		
Maximum Borrowing Availability		$ -
Current Loans Outstanding		$ -
(Overadvance) or Additional Borrowing Availability		$ -
Action Taken: Incremental Loan / (Reduction)		$ -
New Loans Outstanding		$ -
In Asset Compliance (Y/N)		Yes

The undersigned hereby represents and warrants that the foregoing is a true and accurate accounting with respect to the outstanding Receivables as of date of this report in accordance with the Credit and Security Agreement dated as of April __, 2017.

Signed by one of following:

Signed: ______________________ Date: ______________

Title: Authorized Representative -

Performance Undertaking

EXHIBIT VI
FORM OF MONTHLY REPORT

[ATTACHED]

Tempur Sealy Receivables, LLC. Monthly Servicer Report
For the Month Ended:

($000's)

A/R ROLLFORWARD

Beginning Balance	
Gross Sales (+)	
Cash Collections (-)	
Credit Application (-)	
Debit Application (+)	
Volume/ Other Rebates (-)	
Co-Op Incentives (-)	
Other Sales Incentives (-)	
Returns (-)	
Billing Adjustments (-)	
Debit Adjustments (+)	
Other	
Reported Ending A/R Balance	

AGING SCHEUDLE:

		% of Total Aging		
	Current	Current Month	1 Month Prior	2 Months Prior
Current				
1-30 Days Past Due				
31-60 Days Past Due				
61-90 Days Past Due				
91-120 Days Past Due				
121+ Days Past Due				
Total Credits In Aging				
Total:				

Calculated Ending A/R Balance:	
Reported Ending A/R Balance	
Difference (If any)	
Aging Total	
Difference (If any)	
Excluded Receivables	

INELIGIBLES

Delinquent & Defaulted Receivables (> 30 DPD)	
Ineligible Contractual Adjustments	
Customer Deposits	
Government Receivables (> 3.0% of total A/R)	
Bankrupt Obligors	
Employee Receivables	
Contra-Accounts	
Cross-Age (50%)	
Credits Over 30 DPD	
Customer on Payment Plans	
Terms (60 -90 Days) (> 15.0% of total A/R)	
Extended Payment Terms (> 90 Days)	
Other	
Total Ineligibles	
Eligible Receivables:

Performance Undertaking

Performance Undertaking

EXHIBIT VII
FORM OF PERFORMANCE UNDERTAKING

PERFORMANCE UNDERTAKING
THIS PERFORMANCE UNDERTAKING (this “Undertaking”), dated as of April 12, 2017, is executed by Tempur Sealy International, Inc., a Delaware corporation (“TPX” and, together with its successors and permitted assigns, the “Performance Guarantor”), in favor of Tempur-Pedic North America, LLC, a Delaware limited liability company (“TPNA” and, together with its successors and assigns, including the SPE and the Lender, “Recipient”).
RECITALS
1.    TPNA and Sealy Mattress Manufacturing Company, LLC, a Delaware limited liability company (“SMMC” and together with TPNA, the “Originators”), are entering into a Receivables Sale Agreement, dated as of the date hereof (as amended, restated or otherwise modified from time to time, the “RSA”), pursuant to which SMMC, subject to the terms and conditions contained therein, will sell all of its right, title and interest in and to its accounts receivables and certain related assets to TPNA.
2.    TPNA and Tempur Sealy Receivables, LLC, a Delaware limited liability company (the “SPE”), are entering into a Receivables Sale and Contribution Agreement, dated as of the date hereof (as amended, restated or otherwise modified from time to time, the “RSCA” and, together with the RSA, the “Sale Agreements”), pursuant to which TPNA, subject to the terms and conditions contained therein, will sell or contribute to the SPE all of TPNA’s right, title and interest in and to its accounts receivable and certain related assets, including those accounts receivable and related assets acquired from SMMC and TPNA’s rights under the RSA and this Undertaking.
3.    The SPE plans to finance its purchases of such accounts receivable and related assets under the Sale Agreements by pledging them to Wells Fargo Bank, National Association (together with its successors and permitted assigns, the “Lender”) pursuant to the terms of that certain Credit and Security Agreement, dated as of the date hereof, by and among the SPE as borrower, TPX as master servicer, and the Lender (as amended, restated or otherwise modified from time to time, the “CSA” and, together with the Sale Agreements, the “Agreements”), in exchange for various secured loans.
4.    As an inducement (a) for TPNA to acquire accounts receivable and related assets from SMMC pursuant to the RSA, (b) for the SPE to acquire accounts receivable and related assets from TPNA pursuant to the RSCA, (c) for the SPE to pledge such accounts receivable and related assets and borrow under the CSA, and (d) for the Lender to make loans to the SPE pursuant to the CSA and to allow TPX to act as Master Servicer thereunder, the Performance Guarantor has agreed to enter into the Undertaking.
5.    Each of the Originators and the SPE is a direct or indirect wholly-owned Subsidiary of the Performance Guarantor, the Performance Guarantor has determined that it will derive significant benefits from the transactions contemplated by the Agreements and accordingly, the Performance Guarantor wishes to guaranty the Performance Obligations (as hereinafter defined), as provided herein.
AGREEMENT
NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Performance Guarantor, intending to be legally bound hereby, hereby agrees as follows:

Performance Undertaking

Section 1.    Definitions. Capitalized terms used herein and not defined herein shall have the respective meanings assigned thereto in the CSA. In addition, as used in this Undertaking:
“Agreements” has the meaning set forth in the second recital hereof.
“CSA” has the meaning set forth in the third recital hereof.
“Lender” has the meaning set forth in the third recital hereof.
“Originators” has the meaning set forth in the first recital hereof.
“Performance Guarantor” has the meaning set forth in the preamble hereto.
“Performance Obligations” means, collectively: (a) all covenants, agreements and indemnities to be performed and observed by SMMC pursuant to the RSA and any Control Agreement to which it is a party, including, without limitation, the due and punctual payment of all sums which are or may become due and owing by SMMC under such documents, whether for fees, purchase price credits, expenses (including reasonable counsel and paralegal fees and disbursements), indemnified amounts or otherwise, and (b) all covenants, agreements and indemnities to be performed and observed by TPNA pursuant to the RSCA and any Control Agreement to which it is a party, including, without limitation, (i) the due and punctual payment of all sums which are or may become due and owing by TPSA under such documents, whether for fees, purchase price credits, expenses (including reasonable counsel and paralegal fees and disbursements), indemnified amounts or otherwise.
“Recipient” has the meaning set forth in the preamble hereto.
“RSA” has the meaning set forth in the first recital hereof.
“RSCA” has the meaning set forth in the second recital hereof.
“Sale Agreements” has the meaning set forth in the second recital hereof.
“SMMC” has the meaning set forth in the first recital hereof.
“SPE” has the meaning set forth in the second recital hereof.
“TPNA” has the meaning set forth in the preamble hereto.
“TPX” has the meaning set forth in the preamble hereto.
“Undertaking” has the meaning set forth in the preamble hereto.
Section 2.    Guaranty of Performance Obligations. The Performance Guarantor hereby guarantees to Recipient, the full and punctual payment and performance by each of the Originators of its respective Performance Obligations. This Undertaking is an absolute, unconditional and continuing guaranty of the full and punctual payment and performance of all Performance Obligations of each of the Originators under the Sale Agreements and each other document executed and delivered by either Originator pursuant thereto and is in no way conditioned upon any requirement that Recipient first attempt to collect any amounts owing by either Originator to Recipient or the Lender or resort to any collateral security, any balance in any deposit account or credit on the books of Recipient or the Lender in favor of either Originator or any other Person or other means of obtaining payment. Should either Originator default in the payment or performance of any of its Performance Obligations when due, the Lender (as TPNA’s ultimate assignee) may cause the immediate payment and performance by the Performance Guarantor of such Performance Obligations and cause any defaulted payments included in such Performance Obligations to become forthwith due and payable to the Lender (as TPNA’s ultimate assignee), without demand or

Performance Undertaking

notice of any nature (other than as expressly provided herein), all of which are hereby expressly waived by the Performance Guarantor. NOTWITHSTANDING THE FOREGOING, THIS UNDERTAKING IS NOT A GUARANTEE OF THE PAYMENT OR COLLECTION OF ANY OF THE RECEIVABLES, AND THE PERFORMANCE GUARANTOR SHALL NOT BE RESPONSIBLE FOR ANY PERFORMANCE OBLIGATIONS TO THE EXTENT THE FAILURE TO PERFORM SUCH PERFORMANCE OBLIGATIONS BY EITHER ORIGINATOR RESULTS FROM RECEIVABLES BEING UNCOLLECTIBLE ON ACCOUNT OF THE INSOLVENCY, BANKRUPTCY OR LACK OF CREDITWORTHINESS OF THE RELATED OBLIGOR; PROVIDED THAT NOTHING HEREIN SHALL RELIEVE EITHER ORIGINATOR FROM PERFORMING IN FULL ITS PERFORMANCE OBLIGATIONS OR RELIEVE THE PERFORMANCE GUARANTOR OF ITS UNDERTAKINGS HEREUNDER WITH RESPECT TO THE FULL PERFORMANCE OF SUCH DUTIES AS PROVIDED HEREIN.
Section 3.    Performance Guarantor’s Further Agreements to Pay. The Performance Guarantor further agrees, as the principal obligor and not as a guarantor only, to pay to the Lender (as TPNA’s ultimate assignee), forthwith upon demand in immediately funds, all reasonable costs and expenses (including reasonable fees, court costs and other disbursements of counsel and paralegals incurred or expended by the Lender in connection with the collection and enforcement of this Undertaking, together with interest on amounts recoverable under this Undertaking from the time when such amounts become due until payment, at a per annum rate of interest (computed for the actual number of days elapsed based on a 360-day year) equal to the sum of LMIR (or, if the LMIR is not available to or has been suspended by the Lender, the Alternate Base Rate) plus 2.00%, changing when and as the LMIR (or, as applicable, the Alternate Base Rate) changes.
Section 4.    Waivers by the Performance Guarantor. The Performance Guarantor waives notice of acceptance of this Undertaking, notice of any action taken or omitted by Recipient (or the Lender as its assignee) in reliance on this Undertaking, and any requirement that Recipient (or the Lender) be diligent or prompt in making demands under this Undertaking, giving notice of any Termination Event or Amortization Event under the Agreements or other default or omission by either Originator, or asserting any other rights of Recipient under this Undertaking. The Performance Guarantor warrants that it has adequate means to obtain from each Originator, on a continuing basis, information concerning the financial condition of such Originator, and that it is not relying on Recipient to provide such information, now or in the future. The Performance Guarantor also irrevocably waives all defenses (a) that at any time may be available in respect of the Performance Obligations by virtue of any statute of limitations, valuation, stay, moratorium law or other similar law now or hereafter in effect or (b) that arise under the law of suretyship, including impairment of collateral. Recipient (and the Lender as its assignee) shall be at liberty, without giving notice to or obtaining the assent of the Performance Guarantor and without relieving the Performance Guarantor of any liability under this Undertaking, to deal with each Originator and with each other party who now is or after the date hereof becomes liable in any manner for any of the Performance Obligations, in such manner as Recipient in its sole discretion deems fit, and to this end Performance Guarantor agrees that the validity and enforceability of this Undertaking, including without limitation, the provisions of Section 7 hereof, shall not be impaired or affected by any of the following: (i) any extension, modification or renewal of, or indulgence with respect to, or substitutions for, the Performance Obligations or any part thereof or any agreement relating thereto at any time; (ii) any failure or omission to enforce any right, power or remedy with respect to the Performance Obligations or any part thereof or any agreement relating thereto, or any collateral securing the Performance Obligations or any part thereof; (iii) any waiver of any right, power or remedy or of any Termination Event or Amortization Event under the Agreements or default with respect to the Performance Obligations or any part thereof or any agreement relating thereto; (iv) any release, surrender, compromise, settlement, waiver, subordination or modification, with or without consideration, of any other obligation of any person or entity with respect to the Performance Obligations or any part thereof; (v) the enforceability or validity of the Performance Obligations or any part thereof or

Performance Undertaking

the genuineness, enforceability or validity of any agreement relating thereto or with respect to the Performance Obligations or any part thereof; (vi) the application of payments received from any source to the payment of any payment obligations of either Originator or any part thereof or amounts which are not covered by this Undertaking even though Recipient might lawfully have elected to apply such payments to any part or all of the payment obligations of such Originator or to amounts which are not covered by this Undertaking; (vii) the existence of any claim, setoff or other rights which Performance Guarantor may have at any time against either Originator in connection herewith or any unrelated transaction; (viii) any assignment or transfer of the Performance Obligations or any part thereof; or (ix) any failure on the part of either Originator to perform or comply with any term of the Agreements or any other document executed in connection therewith or delivered thereunder, all whether or not Performance Guarantor shall have had notice or knowledge of any act or omission referred to in the foregoing clauses (i) through (ix) of this Section 4.
Section 5.    Unenforceability of Performance Obligations Against the Originators. Notwithstanding (a) any change of ownership of either Originator or the insolvency, bankruptcy or any other change in the legal status of either Originator, including, without limitation, any merger of an Originator into the other Originator or any merger of TPX into an Originator or another Wholly-Owned Subsidiary of the Performance Guarantor; (b) the change in or the imposition of any law, decree, regulation or other governmental act which does or might impair, delay or in any way affect the validity, enforceability or the payment when due of the Performance Obligations; (c) the failure of either Originator, the Master Servicer or the Performance Guarantor to maintain in full force, validity or effect or to obtain or renew when required all governmental and other approvals, licenses or consents required in connection with the Performance Obligations or this Undertaking, or to take any other action required in connection with the performance of all obligations pursuant to the Performance Obligations or this Undertaking; or (d) if any of the moneys included in the Performance Obligations have become irrecoverable from either Originator for any other reason other than final payment and performance in full of the Performance Obligations in accordance with their terms, this Undertaking shall nevertheless be binding on the Performance Guarantor. This Undertaking shall be in addition to any other guaranty or other security for the Performance Obligations, and it shall not be rendered unenforceable by the termination, release or invalidity of any such other guaranty or security. In the event that acceleration of the time for payment of any of the monetary Performance Obligations is stayed upon the insolvency, bankruptcy or reorganization of either Originator or for any other reason as against either Originator, all such monetary Performance Obligations shall nonetheless become immediately due and payable by the Performance Guarantor.
Section 6.    Representations and Warranties. Each of the representations and warranties set forth in the Senior Bank Credit Agreement (other than those in Sections 4.15, 4.17, 4.19, 4.21 and 4.24 thereof) is hereby incorporated herein by this reference, mutatis mutandis, with the same force and effect as if set forth in full herein, it being understood that references therein to any term in the left column of the table below shall be deemed to be references to the term opposite such term in the right column of the table below:

Performance Undertaking

Senior Bank Credit Agreement	This Undertaking
the Administrative Agent	the Lender
this Agreement	this Undertaking
the Closing Date	April 12, 2017
the Loan Documents	the Transaction Documents
the Loan Parties	the Originators and the SPE

Section 7.    Subrogation; Subordination. Notwithstanding anything to the contrary contained herein, until the Performance Obligations are paid and performed in full, the Performance Guarantor: (a) will not enforce or otherwise exercise any right of subrogation to any of the rights of Recipient or the Lender against either Originator, (b) hereby waives all rights of subrogation (whether contractual, under Section 509 of the Federal Bankruptcy Code, at law or in equity or otherwise) to the claims of Recipient or the Lender against either Originator and all contractual, statutory or legal or equitable rights of contribution, reimbursement, indemnification and similar rights and “claims” (as that term is defined in the Federal Bankruptcy Code) which the Performance Guarantor might now have or hereafter acquire against either Originator that arise from the existence or performance of the Performance Guarantor’s obligations hereunder, (c) will not claim any setoff, recoupment or counterclaim against either Originator in respect of any liability of the Performance Guarantor to such Originator, and (d) waives any benefit of and any right to participate in any collateral security which may be held by Recipient or the Lender. The payment of any amounts due with respect to any indebtedness of either Originator now or hereafter owed to the Performance Guarantor is hereby subordinated to the prior payment in full of all monetary Performance Obligations. The Performance Guarantor agrees that, after the occurrence of any default in the payment or performance of any of the Performance Obligations, the Performance Guarantor will not demand, sue for or otherwise attempt to collect any such indebtedness of either Originator to the Performance Guarantor until all of the Performance Obligations shall have been paid and performed in full. If, notwithstanding the foregoing sentence, the Performance Guarantor shall collect, enforce or receive any amounts in respect of such indebtedness while any obligations are still unperformed or outstanding, such amounts shall be collected, enforced and received by the Performance Guarantor as trustee for Recipient and be paid over to the Lender on account of the Performance Obligations without affecting in any manner the liability of the Performance Guarantor under the other provisions of this Undertaking. The provisions of this Section 7 shall be supplemental to and not in derogation of any rights and remedies of Recipient (or the any of its assigns) under any separate subordination agreement which Recipient (or any of its assigns) may at any time and from time to time enter into with Performance Guarantor.
Section 8.    Termination of Performance Undertaking. The Performance Guarantor’s obligations hereunder shall continue in full force and effect until all Aggregate Unpaids are finally paid and satisfied in full and the CSA is terminated, provided that this Undertaking shall continue to be effective or shall be reinstated, as the case may be, if at any time payment or other satisfaction of any of the Performance Obligations is rescinded or must otherwise be restored or returned upon the bankruptcy, insolvency, or reorganization of either Originator, Servicer or otherwise, as though such payment had not been made or other satisfaction occurred, whether or not Recipient is in possession of this Undertaking. No invalidity, irregularity or unenforceability by reason of the federal bankruptcy code or any insolvency or other similar

Performance Undertaking

law, or any law or order of any government or agency thereof purporting to reduce, amend or otherwise affect the Performance Obligations shall impair, affect, be a defense to or claim against the obligations of Performance Guarantor under this Undertaking.
Section 9.    Effect of Bankruptcy. This Performance Undertaking shall survive the insolvency of each Originator and the commencement of any case or proceeding by or against either Originator under the federal bankruptcy code or other federal, state or other applicable bankruptcy, insolvency or reorganization statutes. No automatic stay under the Federal Bankruptcy Code with respect to either Originator or other federal, state or other applicable bankruptcy, insolvency or reorganization statutes to which either Originator is subject shall postpone the obligations of the Performance Guarantor under this Undertaking.
Section 10.    Setoff. Regardless of the other means of obtaining payment of any of the Performance Obligations, Recipient (and each of its assigns) is hereby authorized at any time during the existence of a Termination Event or Amortization Event, without notice to Performance Guarantor (any such notice being expressly waived by Performance Guarantor), to the fullest extent permitted by law, to set-off and apply any deposits and other sums against the obligations of the Performance Guarantor under this Undertaking, whether or not Recipient (or any such assign) shall have made any demand under this Undertaking and although such obligations may be contingent or unmatured.
Section 11.    Further Assurances. The Performance Guarantor also agrees to do all such things and execute all such documents as the Lender (as TPNA’s ultimate assignee) may reasonably consider necessary or desirable to give full effect to this Undertaking and to perfect and preserve its rights and powers hereunder.
Section 12.    Successors and Assigns.
(a)    This Performance Undertaking shall be binding upon the Performance Guarantor, its successors and permitted assigns, and shall inure to the benefit of Recipient and its successors and assigns. TPNA hereby advises the Performance Guarantor that it has assigned all of its rights and remedies under the RSA and this Undertaking to the SPE pursuant to the RSCA, and the SPE hereby advises the Performance Guarantor that it has pledged all of its rights and remedies under the Sale Agreements and this Undertaking to the Lender pursuant to the CSA. For so long as the CSA remains in effect or any of the Performance Obligations has not been fully paid or performed, as applicable, the Lender shall have the exclusive right to enforce this Undertaking against the Performance Guarantor.
(b)    The Performance Guarantor may not assign or transfer any of its obligations hereunder without the prior written consent of Recipient and the Lender in their sole discretion.
Section 13.    Amendments and Waivers. No amendment or waiver of any provision of this Undertaking nor consent to any departure by the Performance Guarantor therefrom shall be effective unless the same shall be in writing and signed by Recipient, the Lender and the Performance Guarantor. No failure on the part of Recipient to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right.
Section 14.    Notices. All notices and other communications provided for hereunder shall be made in writing and shall be addressed as follows: if to Performance Guarantor, at the address set forth beneath its signature hereto, and if to Recipient, at the addresses set forth beneath its signature hereto, or at such other addresses as each of Performance Guarantor or any Recipient may designate in writing to

Performance Undertaking

the other. Each such notice or other communication shall be effective (a) if given by telecopy, upon the receipt thereof, (b) if given by first class mail, three (3) Business Days after the time such communication is deposited in the mail with first class postage prepaid or (c) if given by any other means, when received at the address specified in this Section 14.
Section 15.    GOVERNING LAW. THIS UNDERTAKING SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.
Section 16.    CONSENT TO JURISDICTION. EACH OF PERFORMANCE GUARANTOR AND RECIPIENT HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR NEW YORK STATE COURT SITTING IN THE BOROUGH OF MANHATTAN IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS UNDERTAKING, THE AGREEMENTS OR ANY OTHER DOCUMENT EXECUTED IN CONNECTION THEREWITH OR DELIVERED THEREUNDER AND EACH OF THE PERFORMANCE GUARANTOR AND RECIPIENT HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM.
Section 17. Bankruptcy Petition. Performance Guarantor hereby covenants and agrees that, prior to the date that is one year and one day after the payment in full of all outstanding senior Indebtedness of Recipient, it will not institute against, or join any other Person in instituting against, Recipient any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under the laws of the United States or any state of the United States.
Section 18.    Net Payments. Capitalized terms used in this Section 18 and not defined in the Agreements are used with the meanings attributed thereto in the Senior Credit Agreement (whether or not the same remains in effect).
(a) Any and all payments by the Performance Guarantor hereunder or under any other Transaction Document shall, to the extent permitted by applicable laws, be made free and clear of and without reduction or withholding for any Taxes. If, however, applicable laws require the Performance Guarantor or the Lender to withhold or deduct any Tax, such Tax shall be withheld or deducted in accordance with such laws as reasonably determined by such withholding agent.
(b) If the Performance Guarantor or the Lender shall be required to withhold or deduct any Taxes from any payment, then (i) such withholding agent shall withhold or make such deductions as are reasonably determined by such withholding agent to be required by applicable law, (ii) such withholding agent shall timely pay the full amount withheld or deducted to the relevant Governmental Authority and (iii) to the extent that the withholding or deduction is made on account of Indemnified Taxes or Other Taxes, the sum payable by the Performance Guarantor shall be increased as necessary so that after any required withholding or deductions have been made (including withholding or deductions applicable to additional sums payable under this Section 18) the Lender receives an amount equal to the sum it would have received had no such withholding or deductions been made.
Section 19.    Miscellaneous. This Undertaking constitutes the entire agreement of Performance Guarantor with respect to the matters set forth herein. The rights and remedies herein provided are cumulative and not exclusive of any remedies provided by law or any other agreement, and this Undertaking shall be in addition to any other guaranty of or collateral security for any of the Performance Obligations.

Performance Undertaking

The provisions of this Undertaking are severable, and in any action or proceeding involving any state corporate law, or any state or federal bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of the Performance Guarantor hereunder would otherwise be held or determined to be avoidable, invalid or unenforceable on account of the amount of Performance Guarantor’s liability under this Undertaking, then, notwithstanding any other provision of this Undertaking to the contrary, the amount of such liability shall, without any further action by Performance Guarantor or Recipient, be automatically limited and reduced to the highest amount that is valid and enforceable as determined in such action or proceeding. Any provisions of this Undertaking which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Unless otherwise specified, references herein to “Section” shall mean a reference to sections of this Undertaking. This Undertaking may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same agreement. To the fullest extent permitted by applicable law, delivery of an executed counterpart of this Undertaking by telefacsimile or electronic image scan transmission (such as a “pdf” file) will be effective to the same extent as delivery of a manually executed original counterpart of this Undertaking. Any party delivering an executed counterpart of this Undertaking by telefacsimile or other electronic method of transmission also shall deliver an original executed counterpart of this Undertaking, but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Undertaking.
<Signature page follows>

IN WITNESS WHEREOF, the Performance Guarantor has caused this Undertaking to be executed and delivered as of the date first above written.

TEMPUR SEALY INTERNATIONAL, INC.,
as the Performance Guarantor

By: ______________________________
Name: Barry Hytinen
Title: Executive Vice President and Chief Financial Officer

Address for notices:

1000 Tempur Way
Lexington, KY 40511
Attention: James Schockett

TEMPUR-PEDIC NORTH AMERICA, LLC

Performance Undertaking

By: ________________________________
Name: Barry Hytinen
Title: Executive Vice President and Chief Financial Officer

Addresses for notices:

Same as above

TEMPUR SEALY RECEIVABLES, LLC

By: Tempur-Pedic North America, LLC, its Manager

By: ______________________________
Name: Barry Hytinen
Title: Executive Vice President and Chief Financial Officer

Addresses for notices:

Same as above

1

1.
EXHIBIT IX
U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)
Reference is hereby made to the Credit and Security Agreement dated as of April 12, 2017 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Tempur Sealy Receivables, LLC, a Delaware limited liability company (the “Borrower”), Tempur Sealy International, Inc., a Delaware corporation (“TPX”), as initial Master Servicer, Wells Fargo Bank, National Association, a national banking association (“Wells Fargo” or the “Lender”), and each lender from time to time party thereto.
Pursuant to the provisions of Section 1.9 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished the Loan Parties with a certificate of its non-U.S. Person status on IRS Form W-8BEN or IRS Form W-8BEN-E (or any successor forms). By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Loan Parties, and (2) the undersigned shall have at all times furnished the Loan Parties with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

WELLS FARGO BANK, NATIONAL ASSOCIATION
By:    ______________________________________

    Name:

    Title:
Date: ________ __, 20[ ]

2

3

EXHIBIT X
U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)
Reference is hereby made to the Credit and Security Agreement dated as of April 12, 2017 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Tempur Sealy Receivables, LLC, a Delaware limited liability company (the “Borrower”), Tempur Sealy International, Inc., a Delaware corporation (“TPX”), as initial Master Servicer, Wells Fargo Bank, National Association, a national banking association (“Wells Fargo” or the “Lender”), and each lender from time to time party thereto.
Pursuant to the provisions of Section 1.9 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN or IRS Form W-8BEN-E (or any successor forms). By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]
By:    ________________________________

    Name:

    Title:
Date: ________ __, 20[ ]

4
Performance Undertaking

EXHIBIT XI
U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)
Reference is hereby made to the Credit and Security Agreement dated as of April 12, 2017 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Tempur Sealy Receivables, LLC, a Delaware limited liability company (the “Borrower”), Tempur Sealy International, Inc., a Delaware corporation (“TPX”), as initial Master Servicer, Wells Fargo Bank, National Association, a national banking association (“Wells Fargo” or the “Lender”), and each lender from time to time party thereto.
Pursuant to the provisions of Section 1.9 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN (or any successor form), (ii) an IRS Form W-8BEN-E (or any successor form) or (iii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or IRS Form W-8BEN-E (or any successor forms) from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]
By:    ____________________________

    Name:

    Title:

5
Performance Undertaking

Date: ________ __, 20[ ]

EXHIBIT XII
[FORM OF]
U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)
Reference is hereby made to the Credit and Security Agreement dated as of April [ ], 2017 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Tempur Sealy Receivables, LLC, a Delaware limited liability company (the “Borrower”), Tempur Sealy International, Inc., a Delaware corporation (“TPX”), as initial Master Servicer, Wells Fargo Bank, National Association, a national banking association (“Wells Fargo” or the “Lender”), and each lender from time to time party thereto.
Pursuant to the provisions of Section 1.9 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s), (iii) with respect to the extension of credit pursuant to this Credit Agreement, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished the Loan Parties with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN (or any successor form), (ii) an IRS Form W-8BEN-E (or any successor form) or (iii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or IRS Form W-8BEN-E (or any successor forms) from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Loan Parties, and (2) the undersigned shall have at all times furnished the Loan Parties with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.
WELLS FARGO BANK, NATIONAL ASSOCIATION
By:    __________________________________

    Name:

6

    Title:
Date: ________ __, 20[ ]

7

SCHEDULE A
COMMITMENT

Prior to the SMMC Interim Borrowing Base
	Termination Date:		$75M

Post SMMC Interim Borrowing Base
Termination Date:

	Month	2017	2018	2019
1	Jan		$85M	$95M
2	Feb		$85M	$95M
3	Mar		$85M	$95M
4	Apr	$100M	$120M	$120M
5	May	$100M	$120M
6	June	$100M	$120M
7	July	$100M	$120M
8	August	$100M	$120M
9	Sept	$100M	$120M
10	Oct	$85M	$95M
11	Nov	$85M	$95M
12	Dec	$85M	$95M

SCHEDULE B
CLOSING DOCUMENTS
[TEMPUR SEALY INTERNATIONAL, INC.

- - -
CLOSING CHECKLIST
- - -

TRADE RECEIVABLES SECURITIZATION

DATE OF CLOSING: APRIL 12, 2017

PARTIES

“Lender”	Wells Fargo Bank, National Association, a national banking association (“Wells”).
“Performance Guarantor”	Tempur Sealy International, Inc., a Delaware corporation (“TPX”).
“Originators”	• Sealy Mattress Manufacturing Company, LLC, a Delaware limited liability company (“SMMC”) • Tempur-Pedic North America, LLC, a Delaware limited liability company (“TPNA”)
“SPE” or “Borrower”	Tempur Sealy Receivables, LLC, a Delaware limited liability company
“Master Servicer”	TPX
“B&T”	Barnes & Thornburg LLP, US counsel to the Purchaser
“Company Counsel”	Morgan, Lewis & Bockius LLP (“ML&B”), counsel to TPX, the Originators and the SPE.

2

DOCUMENT
1. Receivables Sale Agreement (“RSA”)
(i) Exhibit I: Definitions
(ii) Exhibit II: SMMC’s Principal Place of Business; Locations of Records; Federal Employer Identification Number; Prior and Trade Names
(iii) Exhibit III: SMMC’s Collection Accounts; Lock-Boxes; Lock-Box Accounts
(iv) Exhibit IV: SMMC’s Credit and Collection Policy
2. Receivables Sale and Contribution Agreement (“RSCA”)
(i) Exhibit I: Definitions
(ii) Exhibit II: TPNA’s Principal Place of Business; Locations of Records; Federal Employer Identification Number; Prior and Trade Names
(iii) Exhibit III: Collection Accounts; Lock-Boxes; Lock-Box Accounts
(iv) Exhibit IV: Credit and Collection Policy of each Originator
3. Credit and Security Agreement (“CSA”)
(i) Exhibit I: Definitions
(ii) Exhibit II: SPE’s Chief Executive Office, Principal Place of Business, Federal Taxpayer Identification Number and Organizational Identification Number
(iii) Exhibit III: Collections Accounts; Lock-Boxes
(iv) Exhibit IV: Credit and Collection Policies
(v) Exhibit V: Form of Interim Report (vi) Exhibit VI: Form of Monthly Report
(vii) Exhibit VII: Form of Performance Undertaking
(viii) Exhibit XIII-IX Tax Certificates
(ix) Schedule A: Commitments
(x) Schedule B: Closing Documents
4. Performance Undertaking executed by the Performance Guarantor in favor of TPNA (and assigned to the SPE under the RSCA and to Wells under the CSA)
5. Deposit Account Control Agreement (“DACA”) for each Collection Account and Lock-Box Account listed on Exhibit C hereto • Wells • BofA

DOCUMENT
6. Monthly Report for Month Ended February 28, 2017
7. (i) Cover Letter & Most Recent Compliance Certificate delivered under the senior Credit Agreement
8. Secretary’s Certificate of SPE, TPX and each Originator
Exhibit A – Certificate of Incorporation/Formation
Exhibit B - Incumbency and Signatures (TPX Incumbency is Exhibit E)
Exhibit C – LLC Agreement/By-laws
Exhibit D – TPX - AR Securitization Secretary Certificate in lieu of resolutions
Exhibit E – Good Standing Certificate(s) (TPX Good Standing is Exhibit B)
9. Pre-filing UCC/Judgment/Tax Lien Search Reports for Originators
10. UCC-1 Financing Statement naming SMMC as Debtor/Seller, TPNA as Original Secured Party/Purchaser and SPE as total assignee and UCC-3 assignment in favor of Wells
11. UCC-1 Financing Statement naming TPNA as Debtor/Seller, SPE as Original Secured Party/Purchaser and Wells as total assignee
12. “All assets” UCC-1 Financing Statement naming the SPE as Debtor and Wells as Secured Party
13. Fee Letter
14. “Corporate” and enforceability opinion covering TPX, Originators and SPE
15. Security interest opinion
16. “True sale/contribution” opinion (steps 1 and 2) and “substantive non-consolidation” opinion (SPE w/ Originators or TPX) a) Certificate TPNA b) Certificate of SMMC
17. Non-Consolidation opinion a) Certificate TPNA b) Certificate of SPE
18. Account Releases
Post-Closing:

4

DOCUMENT
19. Post-Filing UCC Searches for each jurisdiction in which a UCC filing has been made
20. Lien Filing Chart
21. Transmittal of file-stamped financing statements to all parties

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